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                                                                 Exhibit 3.1(i)

                                  VIATEL, INC.

                  CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
                           RIGHTS OF 7.50% CUMULATIVE
                 CONVERTIBLE PREFERRED STOCK SERIES B-1 DUE 2015

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                           CERTIFICATE OF DESIGNATIONS

            Viatel, Inc., a company organized and existing under the General Corporation Law of the State of Delaware (the "Company"), certifies that pursuant to the authority contained in its Certificate of Incorporation (the "Certificate of Incorporation") and its By-laws (the "By-laws"), and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the board of directors of the Company (the "Board of Directors") at a meeting duly called and held on January 31st, 2000, duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

            RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation and By-laws, the Board of Directors does hereby create, authorize and provide for the issue of a series of Preferred Stock having the following designation, voting powers, preferences and relative, participating, optional and other special rights:

            Certain capitalized terms used herein are defined in Section 16.

            1. Number and Designation. The Company shall have a series of Preferred Stock, which shall be designated as its 7.50% Series B-1 Cumulative Convertible Preferred Stock due 2015 (the "Series B-1 Preferred Stock"), par value $0.01 per share, with 325,000 shares initially authorized. Unless otherwise specified, references herein to any "Section" refer to the Section number specified in this Certificate of Designation.

            2. Issuance. The Company may issue up to 325,000 shares of Series B-1 Preferred Stock in accordance with the Purchase Agreement; provided that, the aggregate of the then Outstanding shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock shall not exceed such 325,000 shares.

            3. Registered Form; Liquidation Preference; Registrar. Certificates for shares of Series B Preferred Stock shall be issuable only in registered form and only with an initial Liquidation Preference of $1,072 per share. The Company shall serve as initial Registrar and Transfer Agent (the "Registrar") for the Series B Preferred Stock.

            4. Registration; Transfer. Shares of the Series B Preferred Stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be resold, pledged or otherwise transferred prior to the date when they may be resold pursuant to Rule 144 under the Securities Act other than (i) to the Company, (ii) pursuant to an exemption from registration under the Securities Act or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Until such time as it is no longer required pursuant to the Securities Act, certificates evidencing the Series B Preferred Stock shall contain a legend (the "Restrictive Legend") evidencing the foregoing restrictions in substantially the form attached hereto as Exhibit A.

            5. Paying Agent and Conversion Agent. (a) The Company shall maintain
(i) an office or agency where shares of Series B Preferred Stock may be presented for payment (the "Paying Agent"), (ii) an office or agency where shares of Series B Preferred Stock may be

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presented for conversion (the "Conversion Agent"), and (iii) a Registrar, which shall be an office or an agency where shares of Series B Preferred Stock may be presented for transfer. The Company may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent, and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent or Conversion Agent without prior notice to any holder. The Company shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Company. If the Company fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such. Notwithstanding the foregoing, the Company or any of its Affiliates may act as Paying Agent, Registrar, coregistrar or Conversion Agent.

            (b) Neither the Company nor the Registrar shall be required (i) to issue, countersign or register the transfer of or exchange any share of Series B Preferred Stock during a period beginning at the opening of business 15 days before any Redemption Date (as defined under Section 10(d)) and ending at the close of business on such Redemption Date or (ii) to register the transfer of or exchange any share of Series B Preferred Stock so selected for redemption. This
Section 5(b) shall not apply to any conversion of Series B Preferred Stock in accordance with Section 12.

            (c) If shares of Series B Preferred Stock are issued upon the transfer, exchange or replacement of shares of Series B Preferred Stock bearing the Restrictive Legend, or if a request is made to remove such Restrictive Legend on shares of Series B Preferred Stock, the shares of Series B Preferred Stock so issued shall bear the Restrictive Legend, or the Restrictive Legend shall not be removed, as the case may be, unless the holders of such shares shall request such legend be removed, and outside counsel for such holders reasonably determines that the transfer of such shares is no longer restricted by the Securities Act and outside counsel for the Company reasonably concurs in such determination.

            (d) Each holder of a share of Series B Preferred Stock agrees to indemnify the Company and the Registrar against any liability that may result from the transfer, exchange or assignment by such holder of such holder's share of Series B Preferred Stock in violation of any provision of this Certificate of Designation and/or applicable Federal or state securities law; provided, however, that such indemnity shall not apply to acts of willful misconduct or gross negligence on the part of the Company or the Registrar, as the case may be.

            (e) Payments due on the shares of Series B Preferred Stock shall be payable at the office or agency of the Company maintained for such purpose in The City of New York and at any other office or agency maintained by the Company for such purpose. If any such payment is in cash, it shall be payable by wire transfer (provided that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a United States dollar account maintained by the holder with, a bank located in New York City; provided that at the option of the Company payment of dividends in cash may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Series B Preferred Share Register.


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            6. Dividend Rights.

            (a) The Company shall pay, and the holders of the shares of Series B Preferred Stock shall be entitled to receive, cumulative dividends from the date of initial issuance of such shares of Series B Preferred Stock at a rate of 7.50% per annum on the amount of the then-effective Liquidation Preference of the shares of Series B Preferred Stock. Dividends will be computed on the basis of a 360-day year of twelve 30-day months and will be payable in accordance with
Section 11 hereof. Dividends will be payable quarterly in arrears on May 31, August 31, November 30 and February 28 of each year (each a "Dividend Payment Date"), commencing (subject to the next sentence) on May 31, 2000, for so long as any shares of Series B Preferred Stock are outstanding; provided, however, that if such date is not a Business Day, then the Dividend Payment Date shall be the next Business Day. The Company may elect not to declare dividend payments on any Dividend Payment Date and shall not declare dividend payments prior to May 31, 2005; provided, however, that dividends on shares of the Series B Preferred Stock will accrue (including, without limitation, for the period from the issuance of the Series B Preferred Stock through May 31, 2005, notwithstanding the prohibitions set forth above) whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends, whether declared or undeclared, will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. The Company will take all actions required or permitted under the General Corporation Law of the State of Delaware to permit the payment or accrual of dividends on the shares of Series B Preferred Stock. On each Dividend Payment Date, commencing May 31, 2000, to and including the May 31, 2005 Dividend Payment Date, accrued dividends on a share of the Series B Preferred Stock for the preceding dividend period shall be added cumulatively to and thereafter remain a part of the Liquidation Preference of such share. Thereafter, accrued dividends shall be payable quarterly on each Dividend Payment Date, commencing on August 31, 2005, to the holders of record of the Series B Preferred Stock as of the close of business on the applicable Dividend Record Date. Accrued dividends that are not paid in full in cash on any such Dividend Payment Date (whether or not declared and whether or not there are sufficient funds legally available for the payment thereof) shall be added cumulatively to the Liquidation Preference on the applicable Dividend Payment Date and thereafter remain a part thereof. Accrued dividends added to the Liquidation Preference of a share of Series B Preferred Stock in accordance with the foregoing provisions of this Section 6(a) are sometimes referred to in this Certificate as "Accumulated Dividends". For purposes of determining the amount of dividends "accrued" (i) as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the rate per annum specified above in this paragraph for the actual number of days elapsed from and including the Closing Date (in case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date ) or the last preceding Dividend Payment Date (in case of any other date) to the date as of which such determination is to be made, based on a 360-day year, and (ii) as of any Dividend Payment Date after the first Dividend Payment Date, such amount shall be calculated on the basis of such rate per annum based on a 360-day year of twelve 30-day months. Whenever the Company shall declare or pay any dividend on any Series B Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to receive such dividends on a per share basis.


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            (b) In addition to all dividends payable pursuant to Section 6(a), whenever the Company shall declare or pay any dividend on its Common Stock, the holders of the Series B Preferred Stock shall be entitled to receive such dividends on a ratable as-converted basis (calculated as if all shares of Series B Preferred Stock had been converted directly or indirectly into Common Stock and/or Series C Preferred Stock). Dividends payable pursuant to this Section 6(b) shall not reduce any dividends payable pursuant to Section 6(a).

            7. Payment of Dividends; Mechanics of Payment; Dividend Rights Preserved. (a) Subject to Sections 6 and 11, dividends on any share of Series B Preferred Stock that are payable, and are punctually paid or duly provided for, on any Dividend Payment Date shall be paid in arrears to the person in whose name such share of Series B Preferred Stock (or one or more predecessor shares of Series B Preferred Stock) is registered at the close of business on the next preceding May 15, August 15, November 15 and February 15 (each a "Dividend Record Date").

            (b) Unless full cumulative dividends on all outstanding shares of Series B Preferred Stock for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then:

            (i) no dividend (other than (A) with respect to Junior Shares, a dividend payable solely in any Junior Shares, or (B) with respect to Parity Shares, a dividend payable solely in Junior Shares or Parity Shares, or (C) with respect to Parity Shares, a partial dividend paid pro rata on such Parity Shares and the shares of Series B Preferred Stock) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any Junior Shares or Parity Shares, respectively;

            (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any Junior Shares or Parity Shares;

            (iii) no Junior Shares or Parity Shares or any warrants, rights, calls or options (other than any cashless exercises of options or buybacks of options or restricted stock from present or former employees, directors or consultants) exercisable for or convertible into any Parity Share or Junior Share shall be purchased, redeemed or otherwise acquired (other than in exchange for other Junior Shares or Parity Shares, respectively and other than conversion of (A) Series B-1 Preferred Stock into Series B-2 Preferred Stock, and vice versa, (B) Series B-2 Preferred Stock into Series C Preferred Stock, and (C) Series C Preferred Stock into Common Stock and vice versa) by the Company or any of its subsidiaries; and

            (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition of any Junior Shares or Parity Shares or any warrants, rights, calls or options exercisable for or convertible into any Parity Shares or Junior Shares by the Company or any of its subsidiaries (other than any cashless exercises of options or option buybacks).


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            Except as provided in Sections 6, 12 or 13 hereof, holders of Series
B Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

            (c) The Company will notify the Registrar and make a public announcement no later than the close of business on the tenth Business Day prior to the Record Date for each dividend as to whether it will pay such dividend.

            (d) Any dividends (other than Accumulated Dividends) on any share of Series B Preferred Stock may be paid, subject to Section 11, by the Company in any lawful manner (which shall include the establishment of a record date not more than 45 days prior to the payment thereof) not inconsistent with the requirements of any national stock exchange or Commission recognized trading market on which the shares of Series B Preferred Stock may be listed or admitted to trading, and upon such notice (which shall precede the record date by at least ten Business Days) as may be required by such exchange or trading market, if, after notice given by the Company to the Registrar of the proposed payment pursuant to this clause (d), such manner of payment shall be deemed practicable by the Registrar.

            (e) Subject to the foregoing provisions of this Section 7, each share of Series B Preferred Stock delivered under this Certificate of Designation upon registration of transfer of or in exchange for or in lieu of any other share of Series B Preferred Stock shall carry the rights to dividends accumulated and unpaid, and to accrue, that were carried by such other shares of Series B Preferred Stock.

            (f) The holder of record of a share of Series B Preferred Stock at the close of business on a Dividend Record Date with respect to the payment of dividends on the shares of Series B Preferred Stock will be entitled to receive such dividends with respect to such share of Series B Preferred Stock on the corresponding Dividend Payment Date, notwithstanding the conversion of such share after such Dividend Record Date and prior to such Dividend Payment Date.

            8. Voting Rights. (a) The holders of record of shares of Series B Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 8 or as otherwise provided by law.

            (b) The holders of record of shares of Series B-1 Preferred Stock shall be entitled to vote on all matters that the holders of the Company's Common Stock are entitled to vote upon.

            (c) In addition to the voting rights set forth above, the approval of the holders of at least a majority of the then Outstanding shares of Series B Preferred Stock voting or consenting, as the case may be, as one class, will be required for the Company to:

            (i) amend the Certificate of Incorporation, this Certificate of Designation or the By-Laws so as to (A) affect adversely the rights, preferences (including, without limitation, liquidation preferences, conversion price, dividend rate and Optional Redemption provisions), privileges or voting rights of holders of the shares of Series B Preferred Stock, or (B) increase or decrease the number of authorized shares of Series B Preferred Stock;


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            (ii) in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person or adopt a plan of liquidation, except as expressly provided in
      Section 14 hereof;

            (iii) enter into, or permit any of its subsidiaries to enter into, any agreement that would impose material restrictions on the Company's ability to honor the exercise of any rights of the holders of the Series B Preferred Stock;

            (iv) authorize or create, modify the terms of or increase or decrease the authorized amount of any Senior Shares or Parity Shares;

            (v) issue any shares of Series B Preferred Stock other than (a) pursuant to the terms of the Purchase Agreement as in effect on the Closing Date, or (b) shares of the Series B-1 Preferred Stock upon the conversion of shares of the Series B-2 Preferred Stock and vice versa; or

            (vi) after March 9, 2005 (the "Fifth Anniversary Date"), commence or effect any tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock.

In addition to the voting rights set forth above, the approval of the holders of at least a majority of the then Outstanding shares of Series B-1 Preferred Stock, other than the Relinquishing Holders, voting or consenting, as the case may be, as one class, will be required for the Company to, on or prior to the Fifth Anniversary Date, commence or effect any tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock. No amendment shall be made to this Certificate of Designations without making the same amendment to the corresponding provision (if any) to the Series B-2 Certificate of Designations (and vice versa).

            (d) For so long as members of the HMTF Group own any combination of the shares of Series B Preferred Stock issued to members of the HMTF Group on the Closing Date under the Purchase Agreement (the "HMTF Issued Series B Preferred Shares") and shares of Common Stock issued upon conversion of HMTF Issued Series B Preferred Shares that, taken together, would represent (if all HMTF Issued Series B Preferred Shares were converted) an amount of Common Stock issuable upon conversion of 50% or more of the HMTF Issued Series B Preferred Shares, the HMTF Holders, voting as a single class, shall be entitled to elect one director to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the HMTF Holders called as hereinafter provided. If directors of the Company are generally entitled to three year terms and a director has been elected by the HMTF Holders pursuant to this paragraph, no subsequent election need be held pursuant to this paragraph prior to the expiration of such three year term unless a vacancy shall exist in the office of a director elected by the HMTF Holders. At any time after voting power to elect such director shall have become vested and be continuing in the HMTF Holders pursuant to this paragraph, or if a vacancy shall exist in the office of a director elected by the HMTF Holders at a time when the HMTF Holders are entitled to elect a director pursuant to this paragraph, a proper officer of the Company may, and upon the written request of the holders of


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record of at least twenty-five percent (25%) of the HMTF Issued Series B
Preferred Shares then Outstanding held by the HMTF Holders addressed to the Secretary of the Company shall, call a special meeting of the HMTF Holders for the purpose of electing the director that such holders are entitled to elect. If such meeting shall not be called by a proper officer of the Company within twenty (20) days after personal service of said written request upon the Secretary of the Company, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the holders of at least twenty-five percent (25%) of the HMTF Issued Series B Preferred Shares then Outstanding held by the HMTF Holders may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the person so designated upon the notice required for the annual meeting of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders. As used herein, (i) "HMTF Group" means Hicks, Muse, Tate & Furst Incorporated, a Texas corporation, and its Affiliates and their respective officers, directors, partners, members, stockholders and employees (and members of their respective families and trusts for the primary benefit of such family members) and HMTF Bridge Viatel, LLC, HMEU Viatel I-EQ Coinvestors, LLC, HMEU Viatel I-SBS Coinvestors, LLC, HM Viatel PG Europe, LLC, HMEU Viatel Qualified Fund, LLC, HMEU Viatel Private Fund, LLC, and their respective Affiliates and (ii) "HMTF Holders" means members of the HMTF Group that are the holders of all or a portion of the HMTF Issued Series B Preferred Shares or the Common Stock into which such HMTF Issued Series B Preferred Shares are converted. Any action permitted or required to be taken by the HMTF Holders pursuant to this Section 8(d) may be taken (1) at any annual or special meeting of stockholders or at a special meeting of the HMTF Holders, or
(2) without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the HMTF Holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares held by the HMTF Holders entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its address listed in Section 8.2 of the Purchase Agreement.

            (e) In exercising the voting rights set forth in Section 8(b), each share of Series B Preferred Stock shall be entitled to vote on an as-converted basis with the holders of the Company's Common Stock. In exercising the voting rights set forth in Section 8 (d), each HMTF Issued Series B Preferred Share shall be entitled to vote on an as-converted basis with the other HMTF Issued Series B Preferred Shares and shares of Common Stock held by the HMTF Holders and into which HMTF Issued Series B Preferred Shares have been converted, voting as a single class. In exercising the other voting rights set forth in this
Section 8 each share of Series B Preferred Stock entitled to vote shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the Series B Preferred Stock as a single class on any matter not specified in this Section 8, then the Series B Preferred Stock and such other series of preferred stock shall have with respect to such matters one vote per $1,000 of the aggregate liquidation preference of all shares of Series B Preferred Stock and all shares of such other series of preferred stock. Except as otherwise required by applicable law or as set forth herein, the shares of Series B Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.


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            (f) Chase Capital Partners and its Affiliates that are holders of all or a portion of the Series B-2 Preferred Stock issued to any such entities on the Closing Date shall have the right to designate an observer who shall have the right to attend meetings of the Company's Board of Directors and such observer shall be entitled to receive notice of each such meeting at the same time as such directors. In addition, to the extent that the Company's Board of Directors is to take action by unanimous written consent, the observer shall be entitled to receive a copy of any such written consent when it is forwarded to the directors for their execution. For purposes of this Section 8(f), Series B-2 Preferred Stock issued on the Closing Date shall be deemed to include Series B-1 Preferred Stock or Series C Preferred Stock issued on any date after the Closing Date upon conversion of such Series B-2 Preferred Stock, as well as Common Stock issued on any date after the Closing Date upon conversion of such Series B-1 Preferred Stock or Series C Preferred Stock.

            9. Ranking. (a) The shares of Series B Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) senior to all shares of Common Stock (whether issued in one or more classes), the Series A Junior Participating Preferred Stock of the Company and to each other class of capital stock or series of Preferred Stock of the Company, the terms of which do not expressly provide that it ranks senior to or on a parity with the shares of Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to, together with all shares of Common Stock (whether issued in one or more classes) of the Company, as "Junior Shares"); (ii) on a parity with additional shares of Series B Preferred Stock issued by the Company and each other class of capital stock or series of Preferred Stock of the Company issued by the Company in compliance with Section 8 hereof, the terms of which expressly provide that such class or series will rank on a parity with the shares of Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Shares"); and (iii) junior to each class of capital stock or series of Preferred Stock of the Company issued by the Company in compliance with
Section 8 hereof, the terms of which expressly provide that such class or series will rank senior to the shares of Series B Preferred Stock as to dividend rights and rights upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Shares").

            (b) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding shares of Series B Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividends, upon all outstanding Senior Shares.

            (c) In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the shares of Series B Preferred Stock then Outstanding shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of shares of Common Stock or Junior Shares by reason of their ownership thereof, an amount equal to the greater of (i) the then effective Liquidation Preference of their shares of Series B Preferred Stock, plus an amount equal to all dividends accrued and unpaid thereon from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up or (ii) the amount such holders would receive if such holders converted, directly or indirectly in accordance with their terms, their shares of Series B


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Preferred Stock into Common Stock and/or Series C Preferred Stock immediately prior to such liquidation, dissolution or winding up.

            (d) If upon the occurrence of such event the assets of the Company shall be insufficient to permit the payment to such holders of the full preferential amount and all liquidating payments on all Parity Shares, the entire assets of the Company legally available for distribution shall be distributed among the holders of the shares of Series B Preferred Stock and the holders of all Parity Shares ratably in accordance with the respective amounts that would be payable on such shares of Series B Preferred Stock and any such Parity Shares if all amounts payable thereon were paid in full. After payment of the full preferential amount (and, if applicable, an amount equal to a pro rata dividend to the holders of Outstanding shares of Series B Preferred Stock), such holders shall not be entitled to any further participation in any distribution of assets of the Company.

            10. Redemption. (a) The shares of Series B Preferred Stock may be redeemed by the Company at any time commencing on or after the Fifth Anniversary Date (or earlier, in accordance with the provisions of Section 13(d) if a Change of Control Date shall have occurred, but only as to shares of Series B Preferred Stock with respect to which the Remarketing Option has been elected), in whole or from time to time in part, at the election of the Company (an "Optional Redemption"), at a redemption price (the "Redemption Price") payable in cash equal to 100% of the then effective Liquidation Preference (after giving effect to the Special Payment, if applicable), plus accrued and unpaid dividends thereon from the last Dividend Payment Date to the date of redemption (the "Optional Redemption Date").

            (b) Shares of Series B Preferred Stock (if not earlier redeemed or converted) shall be mandatorily redeemed by the Company on February 28, 2015 (the "Mandatory Redemption Date"; provided, however, that if such date is not a Business Day, then the Mandatory Redemption Date shall be the next Business
Day), at a Redemption Price per share in cash equal to the then effective Liquidation Preference (after giving effect to the Special Payment, if applicable), plus accrued and unpaid dividends thereon from the last Dividend Payment Date to the Mandatory Redemption Date.

            (c) In the event of a redemption or repurchase of fewer than all the shares of Series B Preferred Stock, the shares of Series B Preferred Stock will be chosen for redemption by the Registrar from the Outstanding shares of Series B Preferred Stock not previously called for redemption, pro rata based on the number of shares of Series B Preferred Stock held by each holder; provided, that the Company may redeem (an "Odd-lot Redemption") all shares held by holders of fewer than 100 shares of Series B Preferred Stock (or by holders that would hold fewer than 100 shares of Series B Preferred Stock following such redemption) prior to its redemption of other shares of Series B Preferred Stock; provided, further, that the Company may not redeem a portion of any share without redeeming the entire share. If fewer than all the shares of Series B Preferred Stock represented by any share certificate are so to be redeemed, (i) the Company shall issue a new certificate for the shares not redeemed and (ii) if any shares represented thereby are converted before termination of the conversion right with respect to such shares, such converted shares shall be deemed (so far as may be) to be the shares represented by such share certificate that was selected for redemption. Shares of Series B Preferred Stock that have been converted during a selection of shares of Series B Preferred Stock to be redeemed


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shall be treated by the Registrar as outstanding for the purpose of such selection but not for the purpose of the payment of the Redemption Price.

            (d) In the event the Company elects to effect an Optional Redemption, the Company shall (i) make a public announcement of the redemption and (ii) give a redemption notice (the "Redemption Notice") to the holders not fewer than 30 days nor more than 60 days before the redemption date (the "Redemption Date"). Whenever a Redemption Notice is required to be delivered to the holders, such notice shall provide the information set forth below and be given by first class mail, postage prepaid to each holder of shares of Series B Preferred Stock to be redeemed, at such holder's address appearing in the Series B Preferred Share Register. All Redemption Notices shall identify the shares of Series B Preferred Stock to be redeemed (including CUSIP number) and shall state:

            (i) the Redemption Date;

            (ii) the applicable Redemption Price;

            (iii) if fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, the identification (and, in the case of partial redemption, the certificate number, the total number of shares represented thereby and the number of such shares being redeemed on the Redemption
      Date) of the particular shares of Series B Preferred Stock to be redeemed;

            (iv) that on the Redemption Date, the Redemption Price, together with all accrued and unpaid dividends from the last Dividend Payment Date to the Redemption Date, will become due and payable upon each such share of Series B Preferred Stock to be redeemed and that dividends thereon will cease to accrue on and after said date;

            (v) the conversion price, the date on which the right to convert shares of Series B Preferred Stock to be redeemed will terminate and the place or places where such shares of Series B Preferred Stock may be surrendered for conversion; and

            (vi) the place or places where such shares of Series B Preferred Stock are to be surrendered for payment of the Redemption Price and the other amounts which are then payable.

            (vi) The Redemption Notice shall be given by the Company or, at the Company's request, by the Registrar in the name and at the expense of the Company; provided that if the Company so requests, it shall provide the Registrar adequate time, as reasonably determined by the Registrar, to deliver such notices in a timely fashion.

            (e) Prior to any Redemption Date, the Company shall deposit with the Registrar or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) an amount of consideration sufficient to pay the Redemption Price of all the shares of Series B Preferred Stock that are to be redeemed on that date plus all accrued and unpaid dividends thereon from the last Dividend Payment Date to the Redemption Date. If any share of Series B Preferred Stock called for redemption is converted, any consideration deposited with the Registrar or with any Paying Agent or so segregated and held in trust for the redemption of such share of Series B Preferred Stock shall be paid or delivered to the Company upon Company Order or, if then held by the Company, shall be discharged from such trust.

            (f) Notice of redemption having been given as aforesaid, the shares of Series B Preferred Stock so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified plus all accrued and unpaid dividends thereon from the last Dividend Payment Date to the Redemption Date, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued but unpaid dividends) dividends on such shares of Series B Preferred Stock shall cease to accrue and such shares shall cease to be convertible into shares of Common Stock. Upon surrender of any such shares of Series B Preferred Stock for redemption in accordance with said notice, such shares of Series B Preferred Stock shall be redeemed by the Company at the applicable Redemption Price, together with all accrued and unpaid dividends thereon from the last Dividend Payment Date to the Redemption Date. If any share of Series B Preferred Stock called for redemption shall not be so paid upon surrender thereof for redemption, the Redemption Price thereof, and all accrued and unpaid dividends thereon from the last Dividend Payment Date to the Redemption Date, shall, until paid, bear interest from the Redemption Date at the dividend rate payable on the shares of Series B Preferred Stock and such shares shall remain convertible.

            (g) Any certificate that represents more than one share of Series B Preferred Stock and is to be redeemed only in part shall be surrendered at any office or agency of the Company designated for that purpose (with, if the Company or the Registrar so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Registrar shall countersign and deliver to the holder of such share of Series B Preferred Stock without service charge, a new Series B Preferred Stock certificate or certificates, representing any number of shares of Series B Preferred Stock as requested by such holder, in aggregate amount equal to and in exchange for the number of shares not redeemed and represented by the Series B Preferred Stock certificate so surrendered.

            (h) If a share of Series B Preferred Stock is redeemed subsequent to a Dividend Record Date with respect to any Dividend Payment Date and on or prior to such Dividend Payment Date, then any accrued dividends payable on such Dividend Payment Date will be paid to the person in whose name such share of Series B Preferred Stock is registered at the close of business on such Dividend Record Date.

            11. Method of Payments. The Company may make any dividend payments in cash with respect to any period after the Fifth Anniversary Date. Any dividends not paid in cash on a current basis on the applicable Dividend Payment Date with respect to all periods after the Fifth Anniversary Date, and all dividends with respect to the periods prior to the Fifth Anniversary Date, shall not be paid in cash but rather shall constitute Accumulated Dividends. Notwithstanding the foregoing, the Company may make any dividend payments required to be paid pursuant to Section 6(b) in cash. No payment may be made in respect of Accumulated Dividends as dividends. Rather, Accumulated Dividends shall be added to the Liquidation Preference. Dividends may not be paid by delivery of shares of Series B Preferred Stock.

            12. Conversion. (a) Subject to and upon compliance with the provisions of this Certificate of Designation, at the option of the holder thereof, any share of Series B-1 Preferred Stock may be converted at any time into a number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100 of a share) equal to (i) the then effective Liquidation Preference thereof plus accrued and unpaid dividends to the date of conversion divided by (ii) the Conversion Price in effect at the time of conversion. Such conversion right shall expire at the close of business on the Business Day next preceding the Mandatory Redemption Date unless the Company defaults on the payment due on redemption. In case a share of Series B-1 Preferred Stock is called for redemption, such conversion right in respect of the share so called shall expire at the close of business on the Business Day next preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption.

            The "Conversion Price" shall be initially $46.25. The "Conversion Price" shall be adjusted in certain instances as provided in Section 12(d) and
Section 12(e) hereof.

            (b) In order to exercise the conversion privilege, the holder of any share of Series B-1 Preferred Stock to be converted shall surrender the certificate for such share, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose, accompanied by written notice to the Company at such office or agency that the holder elects to convert such share or, if fewer than all the shares of Series B-1 Preferred Stock represented by a single share certificate are to be converted, the number of shares represented thereby to be converted.

            Shares of Series B-1 Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such shares for conversion in accordance with the foregoing provisions, and at such time the rights of the holders of such shares as holders shall cease, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 12(c).

            In the case of any conversion of fewer than all the shares of Series B-1 Preferred Stock evidenced by a certificate, upon such conversion the Company shall execute and the Registrar shall countersign and deliver to the holder thereof, at the expense of the Company, a new certificate or certificates representing the number of unconverted shares of Series B-1 Preferred Stock.

            (c) No fractional shares of Common Stock shall be issued upon the conversion of a share of Series B-1 Preferred Stock. If more than one share of Series B-1 Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B-1 Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any share of Series B-1 Preferred Stock, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the closing price (as defined in Section 12(d)(vi)) per share of Common Stock at the close of business on the Business Day prior to the day of conversion.

            (d) For purposes of this Section 12(d), all references to Common Stock shall be deemed to include the shares of Common Stock into which the Series C Preferred Stock is convertible. The Conversion Price shall be adjusted from time to time by the Company as follows:

            (i) If the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding shares of Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date (as defined in Section 12(d)(vi)) fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Common Stock Record Date. If any dividend or distribution of the type described in this Section 12(d)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

            (ii) (a) In case the Company shall issue or sell any Common Stock (other than Common Stock issued (A) pursuant to the Company's existing or future stock option plans or pursuant to any other existing or future Common Stock-related director or employee compensation plan of the Company approved by the Board of Directors, (B) pursuant to the Company's existing or future stock purchase plans approved by the Board of Directors which permit Company employees to purchase Common Stock at a purchase price that is not more than a 15% discount to the Current Market Price, (C) as consideration for the acquisition of a business or of assets, (D) in a firm commitment underwritten public offering when either (i) the underwriting discount is 5% or less, or (ii) the offering price per share is greater than the Conversion Price, (E) to the Company's joint venture partners in exchange for interests in the relevant joint venture, (F) upon exercise or conversion of any security the issuance of which caused an adjustment hereunder or the issuance of which did not require adjustment hereunder or (G) upon exercise or conversion of any of the Series B-1 Preferred Stock, the Series B-2 Preferred Stock, the Series C Preferred Stock or the Warrants (as defined in the Purchase Agreement) in accordance with their respective terms) without consideration or for a consideration per share less than the Current Market Price on the date of such issuance, or shall issue securities convertible into Common Stock having a conversion price per share less than the Current Market Price at the date of issuance of such convertible security, the Conversion Price to be in effect after such issuance or sale shall be determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction, (1) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of additional shares of Common Stock so issued or sold (or, in the case of convertible securities, issuable on conversion) would purchase at the Current Market Price in effect immediately prior to such issuance or sale and (2) the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance or sale and the number of additional shares of Common Stock to be issued or sold (or, in the case of convertible securities, issued on conversion). In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined in good faith by the Board of Directors.

            (b) If the Company shall offer or issue options, rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 12(d)(vi)) on the Common Stock Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Common Stock Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock subject to such options, rights or warrants would purchase at such Current Market Price and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date plus the total number of additional shares of Common Stock subject to such options, rights or warrants for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Common Stock Record Date fixed for determination of shareholders entitled to purchase or receive such options, rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such options, rights or warrants, upon the expiration or termination of such options, rights or warrants the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect had the adjustments made upon the issuance of such options, rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such options, rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such options, rights or warrants had not been fixed. In determining whether any options, rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account (x) any consideration received for such options, rights or warrants, with the value of such consideration and the amount of such exercise or subscription price, if other than cash, to be determined by the Board of Directors and (y) the amount of any exercise price or subscription price required to be paid upon exercise of such options, warrants or rights.

            (iii) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

            (iv) If the Company shall, by dividend or otherwise, distribute to all holders of its shares of Common Stock any class of capital stock of the Company (other than any dividends or distributions to which Section 12(d)(i) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants of a type referred to in Section 12(d)(ii)(b) and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 12(e) applies) (the foregoing hereinafter in this Section 12(d)(iv) called the "Distributed Securities"), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Common Stock Record Date (as defined in Section 12(d)(vi)) with respect to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in Section 12(d)(vi)) on such date less the fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) on such date of the portion of the Distributed Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Common Stock Record Date; provided, however, that, in the event the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Common Stock Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Series B Preferred Stock shall have the right to receive upon conversion of a share of Series B Preferred Stock (or any portion thereof) the amount of Distributed Securities such holder would have received had such holder converted such share of Series B Preferred Stock (or portion thereof) directly or indirectly into Common Stock immediately prior to such Common Stock Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 12(d)(iv) by reference to the actual or when issued trading market for any securities constituting all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to Section 12(d)(vi) to the extent possible.

            Options, rights or warrants distributed by the Company to all holders of shares of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which options, rights or warrants, until the occurrence of a specified event or events ("Dilution Trigger Event"): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of shares of Common Stock, shall be deemed not to have been distributed for purposes of this Section 12(d)(iv) (and no adjustment to the Conversion Price under this Section 12(d)(iv) shall be required) until the occurrence of the earliest Dilution Trigger Event, whereupon such options, rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Conversion Price under this Section 12(d)(iv) shall be made. If any such options, rights or warrants, including any such existing options, rights or warrants distributed prior to the first issuance of shares of Series B-1 Preferred Stock, are subject to subsequent events, upon the occurrence of each of which such options, rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new options, rights or warrants (and a termination or expiration of the existing options, rights or warrants, without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of options, rights or warrants, or any Dilution Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 12(d) was made, (1) in the case of any such options, rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Dilution Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of shares of Common Stock with respect to such options, rights or warrants (assuming such holder had retained such options, rights or warrants), made to all holders of shares of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such options, rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price (as adjusted pursuant to this paragraph) shall be readjusted to be the Conversion Price which would have been in effect if such options, rights or warrants had not been issued.

            Notwithstanding any other provision of this Section 12(d)(iv) to the contrary, options, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any shareholder rights plan) shall be deemed not to have been distributed for purposes of this Section 12(d)(iv) if the Company makes proper provision so that each holder of shares of Series B-1 Preferred Stock who converts a share of Series B-1 Preferred Stock (or any portion thereof) after the date fixed for determination of shareholders entitled to receive any such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of such distributions that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such share of Series B-1 Preferred Stock into Common Stock.

            For purposes of this Section 12(d)(iv) and Sections 12(d)(i) and
      (ii), any dividend or distribution to which this Section 12(d)(iv) is applicable that also includes shares of Common Stock, or options, rights or warrants to subscribe for or purchase shares of Common Stock to which
      Section 12(d)(ii) applies (or both), shall be deemed instead to be (A) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or options, rights or warrants to which Section 12(d)(ii) applies (and any Conversion Price reduction required by this Section 12(d)(iv) with respect to such dividend or distribution shall then be made) immediately followed by (B) a dividend or distribution of such shares of Common Stock or such options, rights or warrants (and any further Conversion Price reduction required by Sections 12(d)(i) or 12(d)(ii) with respect to such dividend or distribution shall then be made), except that
      (1) the Common Stock Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the Common Stock Record Date fixed for such determination" and "the Common Stock Record Date" within the meaning of Section 12(d)(i) and as "the date fixed for the determination of shareholders entitled to receive such rights or warrants", "the Common Stock Record Date fixed for the determination of the share holders entitled to receive such rights or warrants" and "such Common Stock Record Date" for purposes of Section 12(d)(ii), and (2) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" for the purposes of Section 12(d)(i).

            (v) If a tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock expires and such tender offer (as amended upon the expiration thereof) requires the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the shares of Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 12(d)(v) has been made, exceeds 5% of the net income of the Company reported for the 12 month period ending with the fiscal quarter next preceding such payment (determined as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended)), then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the shares of Common Stock on the trading day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the shares of Common Stock on the trading day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 12(d)(v) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 12(d)(v).

            (vi) For purposes of this Section 12(d), the following terms shall have the meaning indicated:

            "closing price" with respect to any securities on any day means the closing sale price as of 4:00 p.m. Eastern Time on such day or any earlier final closing on such day or, if no such sale takes place on such day, the average of the reported high and low bid prices on such day, in each case on the Nasdaq National Market, or the New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such national market or exchange, on the national stock exchange or Commission recognized trading market in the United States on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national stock exchange or Commission recognized trading market in the United States, the average of the high and low bid prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated or a similar generally accepted reporting service in the United States, or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors.

            "Common Stock Record Date" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

            "Current Market Price" means the average of the daily closing prices per share of Common Stock for the 10 consecutive trading days immediately prior to the date in question; provided, however, that (A) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12(d)(i), (ii), (iii), (iv), and (v) occurs during such 10 consecutive trading days, the closing price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (B) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12(d)(i),
(ii), (iii), (iv), or (v) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event and (C) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) or (B) of this proviso, the closing price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any good faith determination of such value for purposes of Section 12(d)(iv) or (v), whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under Section 12(d)(v), the Current Market Price on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for such day and the next two succeeding trading days; provided, however, that, if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to
Section 12(d)(i), (ii), (iii), (iv), or (v) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date (1) when used with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and (3) when used with respect to any tender or exchange offer means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this
Section 12(d), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12(d) and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors.

            "fair market value" means the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

            (vii) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 12(d)(vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made by the Company and shall be made to the nearest cent. No adjustment need be made for a change in the par value or no par value of the Common Stock.

            (viii) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Registrar an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of shares of Series B-1 Preferred Stock at such holder's last address appearing on the register of holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

            (ix) In any case in which this Section 12(d) provides that an adjustment shall become effective immediately after a Common Stock Record Date for an event, the Company may defer until the occurrence of such event issuing to the holder of any share of Series B-1 Preferred Stock converted after such Common Stock Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment.

            (x) For purposes of this Section 12(d), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

            (e) Subject to Section 13 hereof, in case of any consolidation of the Company with, or merger of the Company into, any other Person, or in case of any merger of another Person into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), or in case of any sale, conveyance or transfer of all or substantially all the assets of the Company, the holder of each share of Series B-1 Preferred Stock shall have the right thereafter, during the period such share of Series B-1 Preferred Stock shall be convertible as specified in Section 12(a), to convert such share of Series B-1 Preferred Stock into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by a holder of the number of shares of shares of Common Stock of the Company into which such share of Series B-1 Preferred Stock might have been converted immediately prior to such consolidation, merger, conveyance or transfer, assuming such holder of shares of Common Stock of the Company failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer (provided that, if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer is not the same for each share of

Common Stock of the Company in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purpose of this
Section 12 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such securities shall provide for adjustments which, for events subsequent to the effective date of the triggering event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 12. The above provisions of this Section 12 shall similarly apply to successive consolidations, mergers, conveyances or transfers.

            (f) In case:

            (i) the Company shall declare a dividend (or any other distribution) on its Common Stock and/or Series C Preferred Stock payable otherwise than in cash out of its earned surplus; or

            (ii) the Company shall authorize the granting to all holders of its shares of Common Stock and/or Series C Preferred Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

            (iii) of any reclassification of the Common Stock and/or Series C Preferred Stock (other than a subdivision or combination of the Company's outstanding shares of Common Stock and/or Series C Preferred Stock), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, conveyance or transfer of all or substantially all the assets of the Company; or

            (iv) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall cause to be filed with the Registrar and at each office or agency maintained for the purpose of conversion of shares of Series B-1 Preferred Stock, and shall cause to be mailed to all holders at their last addresses as they shall appear in the shares of Series B-1 Preferred Stock Register, at least 20 Business Days (or 10 Business Days in any case specified in clause (i) or (ii) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock and/or Series C Preferred Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock and/or Series C Preferred Stock of record shall be entitled to exchange their shares of Common Stock and/or Series C Preferred Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give the notice required by this Section 12(f) or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, or the vote upon any such action.

            (g) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of shares of Series B-1 Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Series B-1 Preferred Stock.

            (h) The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of Series B-1 Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the share of Series B-1 Preferred Stock or shares of Series B-1 Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid or is not payable.

            (i) Conversion to Other Series B Preferred Stock.

            (i) Conversion of Series B-1 Preferred Stock. Subject to and upon compliance with the provisions of this Section 12(i)(i), any Regulated Stockholder (defined below) shall be entitled to convert, at any time and from time to time, any or all of the shares of Series B-1 Preferred Stock held by such Regulated Stockholder into the same number of shares of Series B-2 Preferred Stock.

            (ii) Conversion of Series B-2 Preferred Stock. Subject to and upon compliance with the provisions of this Section 12(i)(ii), each record holder of Series B-2 Preferred Stock shall be entitled at any time and from time to time in such holder's sole discretion and at such holder's option, to convert any or all of the shares of such holder's Series B-2 Preferred Stock into the same number of shares of Series B-1 Preferred Stock (and, if such holder so elects, simultaneously upon issuance of such shares of Series B-1 Preferred Stock to convert any or all of such shares of Series B-1 Preferred Stock to shares of Common Stock, and in accordance with this Certificate of Designations, as if such holder of Series B-2 Preferred Stock were a holder of Series B-1 Preferred Stock when making such election); provided, however, that Series B-2 Preferred Stock held by a particular Regulated Stockholder may not be converted into Series B-1 Preferred Stock to the extent that immediately prior thereto, or as a result of such conversion, the number of shares of Series B-1 Preferred Stock held by such Regulated Stockholder would exceed the number of shares of Series B-1 Preferred Stock which such Regulated Stockholder reasonably determines it and its Affiliates may own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such Regulated Stockholder or its Affiliates. Each Regulated Stockholder may provide for further restrictions upon the conversion of any shares of Series B-2 Preferred Stock by providing the Company with signed, written instructions specifying such additional restrictions and legending such shares as to the existence of such restrictions.

            (iii) Conversion Procedure. Each conversion of shares of Series B Preferred Stock into shares of another class of Series B Preferred Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the "Converting Shares") at the principal office of the Company (or such other office or agency of the Company as the Company may designate by written notice to the holders of Series B Preferred Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of the class into which such shares may be converted (the "Converted Shares"). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. The Company shall promptly notify each Regulated Stockholder of its receipt of such notice. Promptly after such surrender and the receipt of such written notice, the Company will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Company will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates) representing any shares which were represented by the certificate or certificates that were delivered to the Company in connection with such conversion, but which were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Company, and at such time the rights of the holder of the Converting Shares as such holder shall cease and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares. Upon issuance of shares in accordance with this Section 12(i)(iii), such Converted Shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable. The Company shall take all such actions as may be necessary to assure that all such shares of Series B Preferred Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Series B Preferred Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Company upon issuance). The Company shall not close its books against the transfer of shares of Series B Preferred Stock in any manner which would interfere with the timely conversion of any shares of Series B Preferred Stock.

      A written request for conversion from any Regulated Stockholder to the Company stating such Regulated Stockholder's reasonable belief that a conversion is permissible under all applicable laws, rules and regulations shall be conclusive and shall obligate the Company to effect such conversion in a timely manner.

            (iv) Notice of Conversion to Other Regulated Stockholders. The Company shall not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Series B Preferred Stock or any other class of capital stock of the Company or take any other action affecting the voting rights of such shares, if such action will increase the percentage of any class of outstanding voting securities owned or controlled by any Regulated Stockholder (other than any such stockholder which requested that the Company take such action, or which otherwise waives in writing its rights under this Section 12(i)(iv)), unless the Company simultaneously with taking such action gives written notice that it is taking such action to each Regulated Stockholder.

            (j) Miscellaneous.

            (i) Stock Splits; Adjustments. If the Company shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of the Series B-1 Preferred Stock or the Series B-2 Preferred Stock then the outstanding shares of each other series of Series B Preferred Stock shall be subdivided or combined, as the case may be, to the same extent, share and share alike, and effective provision shall be made for the protection of the conversion rights hereunder.

            (ii) Preemptive Right with respect to Certain Issuances. In case the Company shall issue or sell any Common Stock or convertible Junior Shares (other than Common Stock issued (A) pursuant to the Company's existing or future stock option plans or pursuant to any other existing or future Common Stock-related director or employee compensation plan of the Company approved by the Board of Directors, (B) other than pursuant to the Company's existing or future stock purchase plans approved by the Board of Directors which permit the Company's employees to purchase Common Stock at not more than a 15% discount to the Current Market Price, (C) as consideration for the acquisition of a business or of assets, (D) in a firm commitment underwritten public offering when either (i) the underwriting discount is 5% or less, or (ii) the offering price per share is greater than the Conversion Price, (E) to the Company's unaffiliated joint venture partners in exchange for interests in the relevant joint venture, (F) upon exercise or conversion of any security, the issuance of which caused an adjustment hereunder or the issuance of which did not require adjustment hereunder or (G) upon exercise or conversion of any of the Series B-1 Preferred Stock, the Series B-2 Preferred Stock, the Series C Preferred Stock or the Warrants (as defined in the Purchase Agreement) in accordance with their respective terms) for a consideration per share less than the Conversion Price then in effect but equal to or greater than the Current Market Price at the date of issuance of such Common Stock or convertible Junior Shares, the holders of the Series B Preferred Stock shall be entitled if they so elect to purchase such number of the shares of the Common Stock or convertible Junior Shares (or, in the case of a Regulated Holder, upon such Regulated Holder's request, nonvoting securities (x) identical in all respects, other than voting, to any such voting securities and (y) convertible into voting securities in a manner consistent with the convertibility of Series B-2 Preferred Stock into voting securities of the Company), being issued as will permit such holders to maintain their proportional ownership interest in the Company after giving effect to such issuance.

            The Company shall give twenty days prior written notice to the holders of the Series B Preferred Stock of its intention to issue or sell any Common Stock or Junior Shares that would give rise to preemptive rights pursuant to this Section 12(j)(ii). Within ten days after receipt of such notice, the holders of the Series B Preferred Stock shall notify the Company whether or not they intend (without commitment) to purchase such shares.

            (iii) No Charge. The issuance of certificates for shares of any class of Series B Preferred Stock (upon conversion of shares of any other series of Series B Preferred Stock or otherwise) shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and/or the issuance of shares of Series B Preferred Stock; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series B Preferred Stock converted.

            13. Change of Control. (a) If a Change of Control shall have occurred (the time and date of such occurrence being a "Change of Control Date"), the Company shall cause to be filed with the Registrar and at each office or agency maintained for the purpose of conversion of shares of Series B Preferred Stock, and shall cause to be mailed to all holders at their last addresses as they shall appear in the Series B Preferred Stock Register, in any case within 10 days after the Change of Control Date, a notice stating (1) the Change of Control Date, (2) the fact that (if the Change of Control Date is prior to the Fifth Anniversary Date) the holders shall receive the Special Payment (as defined below) as a result of such Change of Control, (3) the fact that holders shall have the right to either (a) continue to hold their shares of Series B Preferred Stock (or the shares of preferred stock issued in respect thereof pursuant to Section 14) (the "Hold Option") or (b) in the case of shares of Series B-1 Preferred Stock, convert such shares (after taking into account the Special Payment) in accordance with Section 12 or (c) elect the Remarketing Option (as defined below), (4) the relevant circumstances and facts regarding such Change of Control and (5) the instructions that such holder must follow in order to exercise the rights identified above. As of the Change of Control Date (if the Change of Control Date occurs prior to the Fifth Anniversary Date), the holders of the Series B Preferred Stock shall receive the Special Payment, pursuant to which the Liquidation Preference of each share of Series B Preferred Stock shall be deemed to have been increased by an amount (the "Special Payment") equal to the product of (x) the Share Factor with respect to such share of Series B Preferred Stock and (y) the Aggregate Special Payment Amount. Such Special Payment shall accrue as of the Change of Control Date (if the Change of Control Date is prior to the Fifth Anniversary Date) whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividend and whether or not such dividend is declared and shall be in all respects identical to any other dividend declared or accrued on the Series B Preferred Stock (except as set forth above) and all provisions of this Certificate of Designation applicable to dividends shall apply to such Special Payment (except as set forth above). The Special Payment shall be added to the Liquidation Preference as of the Change of Control Date whether the holders of the Series B Preferred Stock elect the Hold Option or the Remarketing Option or whether they elect to convert their shares in accordance with Section 12.

            (b) Within 30 days after delivery by the Company of the notice described in Section 13(a), each holder of shares of Series B Preferred Stock (or the shares of preferred stock issued in respect thereof pursuant to Section
14) who wishes to exercise the Hold Option or the Remarketing Option must submit written notice (a "COC Response Notice") to the Company setting forth the option such holder wishes to elect (and if no option is selected within such 30 day period such holder shall be deemed to have selected the Hold Option).

            (c) If the Hold Option is selected with respect to a share of Series B Preferred Stock, or if no notice from a holder is received by the date referred to in the preceding paragraph, such share of Series B Preferred Stock (or the shares of preferred stock issued in respect thereof pursuant to Section
14) shall remain outstanding in accordance with its current terms (including, without limitation, the right to convert pursuant to Section 12) after giving effect to the Special Payment (if applicable).

            (d) If the Remarketing Option is selected with respect to a share of Series B Preferred Stock, the holder of such share shall be deemed to have elected to waive such holder's right during the Remarketing Period to convert such share pursuant to Section 12 during the Remarketing Period and the Company shall thereafter have the option (the "Remarketing Option") to either (a) have such share redeemed in accordance with the optional redemption procedures set forth in Section 10 (except that such procedures shall apply only to the holders so electing the Remarketing Option) or (b) remarket such share for the account of such holder and, if the net proceeds to such holder of such remarketing are less than an amount in cash equal to 100% of the Liquidation Preference (after giving effect to the Special Payment (if applicable)) of such share plus accrued and unpaid dividends thereon from the last Dividend Payment Date to the date payment in full is received by such holder in respect of such share (the "Remarketing Price"), the Company shall issue to and sell for the account of such holder a sufficient number of shares of Common Stock to make up such shortfall; i.e., such that the holder receives a net amount in cash in respect of such share of Series B Preferred Stock as to which the Remarketing Option has been selected which, when taken together with the net proceeds received by such holder in such remarketing is equal to the Remarketing Price. Written notice of the election by the Company to either redeem or remarket such share shall be provided to such holder within 75 days after receipt of a COC Response Notice specifying the Remarketing Option.

            (e) In order to accomplish the remarketing, the Company shall take all actions that may be necessary, including without limitation, preparing and filing a registration statement under the Securities Act, and shall pay all expenses (including without limitation, underwriting discounts) associated with the remarketing and issuance and shall provide customary indemnification for the benefit of the holder against securities law liabilities in connection therewith. If the Remarketing Option has been selected and the Company has not elected to redeem such share, payment of the full Remarketing Price in respect of the remarketed share shall be made at a single settlement against surrender of the share. Such settlement shall take place as soon as reasonably practicable. If such settlement does not take place within 180 days after the date of the Company's written notice pursuant to paragraph (d) above (the "Remarketing Period"), the Company shall give written notice to the holders that have elected the Remarketing Option that such 180-day period has elapsed and that each such holder shall have the option, for a period of 10 Business Days following the giving of such notice, of electing to terminate the remarketing process with respect to such holder's shares and to elect (i) to convert such holder's shares in accordance with Section 12 or (ii) the Hold Option. The foregoing shall not affect the holder's right to receive and retain the Special Payment (if the Change of Control Date is prior to the Fifth Anniversary Date) as of the Change of Control Date).

            (f) The Company shall have the right to institute reasonable procedures in order to implement this Section 13 and, to the extent reasonably practicable, will make proper provision prior to the Change of Control Date to ensure that the holders of shares of Series B Preferred Stock will be entitled to receive the benefits intended to be afforded by this Section 13. Nothing in this Section 13 shall affect the rights of the holders of Series B Preferred Stock set forth in Section 14 hereof.

            14. Consolidation, Merger, Conveyance or Transfer. Without the vote or consent of the holders of a majority of the then Outstanding shares of Series B Preferred Stock, the Company may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person unless (i) if the Company is the surviving or continuing Person, the Series B Preferred Stock shall remain outstanding without any amendment that would adversely affect the preferences, rights or powers of the Series B Preferred Stock, (ii) if the Company is not the surviving or continuing Person, (a) the entity formed by such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (in any such case, the "resulting entity") is a corporation organized and existing under the laws of Bermuda, the United States or any State thereof or the District of Columbia; and (b) the shares of Series B Preferred Stock are converted into or exchanged for and become shares of such resulting entity, having in respect of such resulting entity the same (or more favorable) powers, preferences and relative, participating, optional or other special rights that the shares of Series B Preferred Stock had immediately prior to such transaction; and (iii) the Company shall have delivered to the Registrar an Officers' Certificate and an opinion of counsel, reasonably satisfactory in form and content, each stating that such consolidation, merger, conveyance or transfer complies with this Section 14 and that all conditions precedent herein provided for relating to such transaction have been complied with.

            15. SEC Reports; Reports by Company. So long as any shares of Series B Preferred Stock are outstanding, the Company shall file with the SEC and, within 15 days after it files them with the SEC, with the Registrar and, if requested, furnish to each holder of shares of Series B Preferred Stock all annual and quarterly reports and the information, documents, and other reports that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports"). In the event the Company is not required or shall cease to be required to file SEC Reports, pursuant to the Exchange Act, the Company will nevertheless file such reports with the SEC (unless the SEC will not accept such a filing). Whether or not required by the Exchange Act to file SEC Reports with the SEC, so long as any shares of Series B Preferred Stock are Outstanding, the Company will furnish or cause to be furnished copies of the SEC Reports to the holders of shares of Series B Preferred Stock at the time the Company is required to make such information available to the Registrar and to prospective investors who request it in writing.

            16. Definitions. For purposes of this Certificate of Designation, the following terms shall have the meaning set forth below (capitalized terms used but not defined herein shall have the meanings ascribed to them in the Series B-2 Certificate of Designations):

            "Accumulated Dividends" has the meaning set forth in Section 6.

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition and the definition of "HMTF Group", "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Without limiting the foregoing, each of Chase Capital Partners, The Chase Manhattan Corporation, each of their respective affiliates (the "Chase Entities") and any other person, fund or entity for whom any of the Chase Entities acts as a fiduciary or provides discretionary management with respect to any investments or any such direct or indirect interests therein shall be deemed to be affiliates of each other.

            "Aggregate Change of Control Date Accreted Value" means the product obtained by multiplying (x) the Change of Control Date Accreted Value by (y) the number of shares of Series B Preferred Stock Outstanding immediately prior to the Change of Control Date.

            "Aggregate Five Year Accreted Value" means the product obtained by multiplying (x) the Five Year Accreted Value by (y) the number of shares of Series B Preferred Stock Outstanding immediately prior to the Change of Control Date.

            "Aggregate Special Payment Amount" means the difference between (x) the Aggregate Five Year Accreted Value and (y) the Aggregate Change of Control Date Accreted Value.

            "Board of Directors" has the meaning set forth in the Recitals.

            "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to be closed.

            "By-laws" has the meaning set forth in the Recitals.

            "COC Response Notice" has the meaning set forth in Section 13(b).

            "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of such person's capital stock, whether outstanding on the Closing Date or issued after the Closing Date, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

            "Certificate of Incorporation" has the meaning set forth in the recitals.

            "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting

Capital Stock of the Company; or (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which either (A) the outstanding Voting Capital Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than any such group if each member of such group, together with its Affiliates, owns less than 50% of the total Voting Capital Stock of the Company) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Capital Stock of the surviving or transferee company or its parent company or (B) the holders of the outstanding Voting Capital Stock of the Company immediately prior to such transaction hold less than 50% of the outstanding Voting Capital Stock of the surviving or transferee company or its parent company immediately after the transaction or (C) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

            "Change of Control Date" has the meaning set forth in Section 13(a).

            "Change of Control Date Accreted Value" means with respect to each $1,072 of original Liquidation Preference, the value that $1,072 would accrete to between the Closing Date and the Change of Control Date, compounded quarterly at an annual rate of 7.50%.

            "Closing Date" means any Closing Date under the Purchase Agreement.

            "closing price" has the meaning set forth in Section 12(d)(vi).

            "Common Stock Record Date" has the meaning set forth in Section 12(d)(vi).

            "Common Stock" means the common stock of the Company, par value $0.01 per share.

            "Company" has the meaning set forth in the Recitals.

            "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President or any Executive or Senior Vice President and by its Chief Financial Officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary.

            "Conversion Agent" has the meaning set forth in Section 5(a).

            "Conversion Price" has the meaning set forth in Section 12.

            "Current Market Price" has the meaning set forth in Section
12(d)(vi).

            "Dilution Trigger Event" has the meaning set forth in Section 12(d)(iv).

            "Distributed Securities" has the meaning set forth in Section 12(d)(iv).

            "Dividend Payment Date" has the meaning set forth in Section 6.

            "Dividend Record Date" has the meaning set forth in Section 7(a).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Expiration Time" has the meaning set forth in Section 12(d)(v).

            "fair market value" has the meaning set forth in Section 12(d)(vi).

            "Fifth Anniversary Date" has the meaning set forth in Section 8(c)(vi).

            "Five Year Accreted Value" means with respect to each $1,072 of original Liquidation Preference, $1,554.34 (subject to appropriate adjustment with respect to stock splits, stock dividends and similar events affecting the Series B Preferred Stock).

            "HMTF Group" has the meaning set forth in Section 8(d).

            "HMTF Holders" has the meaning set forth in Section 8(d).

            "Hold Option" has the meaning set forth in Section 13(a).

            "Junior Shares" has the meaning set forth in Section 9(a).

            "Liquidation Preference" means an amount equal to $1,000 per share plus an amount equal to the Share Option Adjustment Amount per share of Series B Preferred Stock, subject to change in accordance with Section 6, Section 7,
Section 11 and Section 13 hereof, including, without limitation, by the addition of Accumulated Dividends and, if applicable and without duplication, the Special Payment.

            "Mandatory Redemption Date" has the meaning set forth in Section 10(b); provided, however, that if such date shall not be a Business Day, then such date shall be the next Business Day.

            "nonelecting share" has the meaning set forth in Section 12(e).

            "Odd-lot Redemption" has the meaning set forth in Section 10(c).

            "Officers' Certificate" means a certificate of the Company signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President or an Executive or Senior Vice President and by its Chief Financial Officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary.

            "Optional Redemption" has the meaning set forth in Section 10(a).

            "Optional Redemption Date" has the meaning set forth in Section
10(a).

            "Outstanding" means (i) when used with respect to shares of Series B Preferred Stock, as of the date of determination, all shares of Series B Preferred Stock theretofore authenticated and delivered under this Certificate of Designation, except (a) shares of Series B Preferred Stock theretofore converted into shares of Common Stock and/or Series C Preferred Stock in accordance with Section 12 and shares of Series B Preferred Stock theretofore canceled by the Registrar or delivered to the Registrar for cancellation; (b) shares of Series B Preferred Stock for whose payment or redemption money in the necessary amount has been theretofore deposited with the Registrar or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the holders of such shares of Series B Preferred Stock; provided that, if such shares of Series B Preferred Stock are to be redeemed, notice of such redemption has been duly given pursuant to this Certificate of Designation or provision therefor satisfactory to the Registrar has been made; and (c) shares of Series B Preferred Stock in exchange for or in lieu of which other shares of Series B Preferred Stock have been authenticated and delivered pursuant to this Certificate of Designation; provided, however, that, in determining whether the holders of the shares of Series B Preferred Stock have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, shares of Series B Preferred Stock owned by the Company or any Subsidiary of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only shares of Series B Preferred Stock which the Registrar has actual knowledge of being so owned shall be so disregarded. Shares of Series B Preferred Stock so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Registrar the pledgee's right so to act with respect to such shares of Series B Preferred Stock and that the pledgee is not the Company or any other obligor upon the shares of Series B Preferred Stock or any Affiliate of the Company or of such other obligor and (ii) when used with respect to shares of Series B-2 Preferred Stock, the same definition of "Outstanding" shall apply thereto with references to Series B-2 being substituted for references to Series B-1 therein.

            "Parity Shares" has the meaning set forth in Section 9(a).

            "Paying Agent" has the meaning set forth in Section 5(a).

            "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

            "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such person's preferred or preference stock, whether now outstanding or issued after the date hereof, including all series and classes of such preferred or preference stock.

            "Purchase Agreement" means the Securities Purchase Agreement, dated as of February 1, 2000, among the Company and the Purchasers named therein, as it may be amended from time to time.

            "Purchased Shares" has the meaning set forth in Section 12(d)(v).

            "Redemption Date" has the meaning set forth in Section 10(d).

            "Redemption Notice" has the meaning set forth in Section 10(d).

            "Redemption Price" has the meaning set forth in Section 10(a).

            "Registrar" has the meaning set forth in Section 3.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 9, 2000, among the Company and the Purchasers.

            "Regulated Stockholder" shall mean Chase Equity Associates, LLC or any other stockholder that (i) is subject to the provisions of Regulation Y or has an Affiliate subject to provisions of Regulation Y, (ii) holds shares of Common Stock or Preferred Stock of the Company and (iii) has provided written notice to the Company of its status as a "Regulated Stockholder" hereunder.

            "Regulation Y" shall mean Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such Regulation).

            "Relinquishing Holder" means Chase Capital Partners and its Affiliates and their respective transferees and any other holder of a share of Series B-1 Preferred Stock that delivers a written notice to the Company to the effect that such holder elects not to be entitled to vote with respect to any matter referred to in Section 8(d).

            "Remarketing Option" has the meaning set forth in Section 13(d).

            "Restrictive Legend" has the meaning set forth in Section 4.

            "resulting entity" has the meaning set forth in Section 14.

            "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the adoption of this Certificate of Designation such commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

            "SEC Reports" has the meaning set forth in Section 15.

            "Securities Act" has the meaning set forth in Section 4.

            "Senior Shares" has the meaning set forth in Section 9(a).

            "Series B Preferred Stock" means the Series B-1 Preferred Stock and the Series B-2 Preferred Stock.

            "Series B-1 Preferred Stock" has the meaning set forth in Section 1.

            "Series B-2 Certificate of Designations" means the Certificate of Designations, Preferences and Rights of the Company's 7.50% Cumulative Convertible Preferred Stock, Series B-2, due 2015.

            "Series B-2 Preferred Stock" means the Company's 7.50% Cumulative Convertible Preferred Stock, Series B-2, due 2015, par value $0.01 per share, to be issued pursuant to the Series B-2 Certificate of Designations.

            "Series C Certificate of Designations" means the Certificate of Designations, Preferences and Rights of the Series C Preferred Stock.

            "Series C Preferred Stock" means the Company's Convertible Preferred Stock, Series C, par value $0.01 per share, to be issued pursuant to the Series C Certificate of Designations.

            "Share Factor" means with respect to each share of Series B Preferred Stock, a fraction, the numerator of which is the Liquidation Preference of such share as of the Change of Control Date, without giving effect to the Special Payment, and the denominator of which is the aggregate Liquidation Preference of all outstanding shares of Series B Preferred Stock as of the Change of Control Date, without giving effect to the Special Payment.

            "Share Option Adjustment Amount" means an amount equal to $72.00.

            "Special Payment" has the meaning set forth in Section 13.

            "Voting Capital Stock" means with respect to any Person, securities of any class or classes of Capital Stock in such Person ordinarily entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable governing body of such Person.

            IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be duly executed by the undersigned officer of the Company, this 9th day of March, 2000.

                                          VIATEL, INC.,


                                          By: /s/ JAMES P. PRENETTA
                                              ---------------------------------
                                          Name: James P. Prenetta
                                          Title: Senior Vice President and
                                                 General Counsel

                                    EXHIBIT A

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
       UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS."

                                  VIATEL, INC.

                  CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
                           RIGHTS OF 7.50% CUMULATIVE
                 CONVERTIBLE PREFERRED STOCK SERIES B-2 DUE 2015

                           CERTIFICATE OF DESIGNATIONS

            Viatel, Inc., a company organized and existing under the General Corporation Law of the State of Delaware (the "Company"), certifies that pursuant to the authority contained in its Certificate of Incorporation (the "Certificate of Incorporation") and its By-laws (the "By-laws"), and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the board of directors of the Company (the "Board of Directors") at a meeting duly called and held on January 31, 2000, duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

            RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation and By-laws, the Board of Directors does hereby create, authorize and provide for the issue of a series of Preferred Stock having the following designation, voting powers, preferences and relative, participating, optional and other special rights:

            Certain capitalized terms used herein are defined in Section 16.

      1. Number and Designation. The Company shall have a series of Preferred Stock, which shall be designated as its 7.50% Series B-2 Cumulative Convertible Preferred Stock due 2015 (the "Series B-2 Preferred Stock"), par value $0.01 per share, with 325,000 shares initially authorized. Unless otherwise specified, references herein to any "Section" refer to the Section number specified in this Certificate of Designation.

      2. Issuance. The Company may issue up to 162,500 shares of Series B-2 Preferred Stock in accordance with the Purchase Agreement; provided that, the aggregate of the then Outstanding shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock shall not exceed 325,000 shares.

      3. Registered Form; Liquidation Preference; Registrar. Certificates for shares of Series B Preferred Stock shall be issuable only in registered form and only with an initial Liquidation Preference of $1,072 per share. The Company shall serve as initial Registrar and Transfer Agent (the "Registrar") for the Series B Preferred Stock.

      4. Registration; Transfer. Shares of the Series B Preferred Stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be resold, pledged or otherwise transferred prior to the date when they may be resold pursuant to Rule 144 under the Securities Act other than
(i) to the Company, (ii) pursuant to an exemption from registration under the Securities Act or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Until such time as it is no longer required pursuant to the Securities Act, certificates evidencing the Series B Preferred Stock shall contain a legend (the "Restrictive Legend") evidencing the foregoing restrictions in substantially the form attached hereto as Exhibit A.

      5. Paying Agent and Conversion Agent.

            (a) The Company shall maintain (i) an office or agency where shares of Series B Preferred Stock may be presented for payment (the "Paying Agent"),
(ii) an office or agency where shares of Series B Preferred Stock may be presented for conversion (the "Conversion Agent"), and (iii) a Registrar, which shall be an office or an agency where shares of Series B Preferred Stock may be presented for transfer. The Company may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent, and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent or Conversion Agent without prior notice to any holder. The Company shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Company. If the Company fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such. Notwithstanding the foregoing, the Company or any of its Affiliates may act as Paying Agent, Registrar, coregistrar or Conversion Agent.

            (b) Neither the Company nor the Registrar shall be required (i) to issue, countersign or register the transfer of or exchange any share of Series B Preferred Stock during a period beginning at the opening of business 15 days before any Redemption Date (as defined under Section 10(d)) and ending at the close of business on such Redemption Date or (ii) to register the transfer of or exchange any share of Series B Preferred Stock so selected for redemption. This
Section 5(b) shall not apply to any conversion of Series B Preferred Stock in accordance with Section 12.

            (c) If shares of Series B Preferred Stock are issued upon the transfer, exchange or replacement of shares of Series B Preferred Stock bearing the Restrictive Legend, or if a request is made to remove such Restrictive Legend on shares of Series B Preferred Stock, the shares of Series B Preferred Stock so issued shall bear the Restrictive Legend, or the Restrictive Legend shall not be removed, as the case may be, unless the holders of such shares shall request such legend be removed, and outside counsel for such holders reasonably determines that the transfer of such shares is no longer restricted by the Securities Act and outside counsel for the Company reasonably concurs in such determination.

            (d) Each holder of a share of Series B Preferred Stock agrees to indemnify the Company and the Registrar against any liability that may result from the transfer, exchange or assignment by such holder of such holder's share of Series B Preferred Stock in violation of any provision of this Certificate of Designation and/or applicable Federal or state securities law; provided, however, that such indemnity shall not apply to acts of willful misconduct or gross negligence on the part of the Company or the Registrar, as the case may be.

            (e) Payments due on the shares of Series B Preferred Stock shall be payable at the office or agency of the Company maintained for such purpose in The City of New York and at any other office or agency maintained by the Company for such purpose. If any such payment is in cash, it shall be payable by wire transfer (provided that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a United States dollar account maintained by the holder with, a bank located in New York City; provided that at the option of the Company payment of dividends in cash may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Series B Preferred Share Register.

      6. Dividend Rights.

            (a) The Company shall pay, and the holders of the shares of Series B Preferred Stock shall be entitled to receive, cumulative dividends from the date of initial issuance of such shares of Series B Preferred Stock at a rate of 7.50% per annum on the amount of the then-effective Liquidation Preference of the shares of Series B Preferred Stock. Dividends will be computed on the basis of a 360-day year of twelve 30-day months and will be payable in accordance with
Section 11 hereof. Dividends will be payable quarterly in arrears on May 31, August 31, November 30 and February 28 of each year (each a "Dividend Payment Date"), commencing (subject to the next sentence) on May 31, 2000, for so long as any shares of Series B Preferred Stock are outstanding; provided, however, that if such date is not a Business Day, then the Dividend Payment Date shall be the next Business Day. The Company may elect not to declare dividend payments on any Dividend Payment Date and shall not declare dividend payments prior to May 31, 2005; provided, however, that dividends on shares of the Series B Preferred Stock will accrue (including, without limitation, for the period from the issuance of the Series B Preferred Stock through May 31, 2005, notwithstanding the prohibitions set forth above) whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends, whether declared or undeclared, will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. The Company will take all actions required or permitted under the General Corporation Law of the State of Delaware to permit the payment or accrual of dividends on the shares of Series B Preferred Stock. On each Dividend Payment Date, commencing May 31, 2000, to and including the May 31, 2005 Dividend Payment Date, accrued dividends on a share of the Series B Preferred Stock for the preceding dividend period shall be added cumulatively to and thereafter remain a part of the Liquidation Preference of such share. Thereafter, accrued dividends shall be payable quarterly on each Dividend Payment Date, commencing on August 31, 2005, to the holders of record of the Series B Preferred Stock as of the close of business on the applicable Dividend Record Date. Accrued dividends that are not paid in full in cash on any such Dividend Payment Date (whether or not declared and whether or not there are sufficient funds legally available for the payment thereof) shall be added cumulatively to the Liquidation Preference on the applicable Dividend Payment Date and thereafter remain a part thereof. Accrued dividends added to the Liquidation Preference of a share of Series B Preferred Stock in accordance with the foregoing provisions of this Section 6(a) are sometimes referred to in this Certificate as "Accumulated Dividends". For purposes of determining the amount of dividends "accrued" (i) as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the rate per annum specified above in this paragraph for the actual number of days elapsed from and including the Closing Date (in case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date ) or the last preceding Dividend Payment Date (in case of any other date) to the date as of which such determination is to be made, based on a 360-day year, and (ii) as of any Dividend Payment Date after the first Dividend Payment Date, such amount shall be calculated on the basis of such rate per annum based on a 360-day year of twelve 30-day months. Whenever the Company shall declare or pay any dividend on any Series B

Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to receive such dividends on a per share basis.

            (b) In addition to all dividends payable pursuant to Section 6(a), whenever the Company shall declare or pay any dividend on its Common Stock, the holders of the Series B Preferred Stock shall be entitled to receive such dividends on a ratable as-converted basis (calculated as if all shares of Series B Preferred Stock had been converted directly or indirectly into Common Stock and/or Series C Preferred Stock). Dividends payable pursuant to this Section 6(b) shall not reduce any dividends payable pursuant to Section 6(a).

      7. Payment of Dividends; Mechanics of Payment; Dividend Rights Preserved.

            (a) Subject to Sections 6 and 11, dividends on any share of Series B Preferred Stock that are payable, and are punctually paid or duly provided for, on any Dividend Payment Date shall be paid in arrears to the person in whose name such share of Series B Preferred Stock (or one or more predecessor shares of Series B Preferred Stock) is registered at the close of business on the next preceding May 15, August 15, November 15 and February 15 (each a "Dividend Record Date").

            (b) Unless full cumulative dividends on all outstanding shares of Series B Preferred Stock for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then:

                  (i) no dividend (other than (A) with respect to Junior Shares, a dividend payable solely in any Junior Shares, or (B) with respect to Parity Shares, a dividend payable solely in Junior Shares or Parity Shares, or (C) with respect to Parity Shares, a partial dividend paid pro rata on such Parity Shares and the shares of Series B Preferred Stock) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any Junior Shares or Parity Shares, respectively;

                  (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any Junior Shares or Parity Shares;

                  (iii) no Junior Shares or Parity Shares or any warrants, rights, calls or options (other than any cashless exercises of options or buybacks of options or restricted stock from present or former employees, directors or consultants) exercisable for or convertible into any Parity Share or Junior Share shall be purchased, redeemed or otherwise acquired (other than in exchange for other Junior Shares or Parity Shares, respectively and other than conversion of (A) Series B-1 Preferred Stock into Series B-2 Preferred Stock, and vice versa, (B) Series B-2 Preferred Stock into Series C Preferred Stock, and (C) Series C Preferred Stock into Common Stock and vice versa) by the Company or any of its subsidiaries; and

                  (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition of any Junior Shares or Parity Shares or any warrants, rights, calls or options exercisable for or convertible into any Parity Shares or Junior Shares by the Company or any of its subsidiaries (other than any cashless exercises of options or option buybacks).

Except as provided in Sections 6, 12 or 13 hereof, holders of Series B Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

            (c) The Company will notify the Registrar and make a public announcement no later than the close of business on the tenth Business Day prior to the Record Date for each dividend as to whether it will pay such dividend.

            (d) Any dividends (other than Accumulated Dividends) on any share of Series B Preferred Stock may be paid, subject to Section 11, by the Company in any lawful manner (which shall include the establishment of a record date not more than 45 days prior to the payment thereof) not inconsistent with the requirements of any national stock exchange or Commission recognized trading market on which the shares of Series B Preferred Stock may be listed or admitted to trading, and upon such notice (which shall precede the record date by at least ten Business Days) as may be required by such exchange or trading market, if, after notice given by the Company to the Registrar of the proposed payment pursuant to this clause (d), such manner of payment shall be deemed practicable by the Registrar.

            (e) Subject to the foregoing provisions of this Section 7, each share of Series B Preferred Stock delivered under this Certificate of Designation upon registration of transfer of or in exchange for or in lieu of any other share of Series B Preferred Stock shall carry the rights to dividends accumulated and unpaid, and to accrue, that were carried by such other shares of Series B Preferred Stock.

            (f) The holder of record of a share of Series B Preferred Stock at the close of business on a Dividend Record Date with respect to the payment of dividends on the shares of Series B Preferred Stock will be entitled to receive such dividends with respect to such share of Series B Preferred Stock on the corresponding Dividend Payment Date, notwithstanding the conversion of such share after such Dividend Record Date and prior to such Dividend Payment Date.

      8. Voting Rights.

            (a) The holders of record of shares of Series B Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 8 or as otherwise provided by law.

            (b) The approval of the holders of at least a majority of the then Outstanding shares of Series B Preferred Stock voting or consenting, as the case may be, as one class, will be required for the Company to:

                  (i) amend the Certificate of Incorporation, this Certificate of Designation or the By-Laws so as to (A) affect adversely the rights, preferences (including, without limitation, liquidation preferences, conversion price, dividend rate and Optional Redemption provisions), privileges or voting rights of holders of the shares of Series B Preferred Stock, or (B) increase or decrease the number of authorized shares of Series B Preferred Stock;

                  (ii) in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person or adopt a plan of liquidation, except as expressly provided in Section 14 hereof;

                  (iii) enter into, or permit any of its subsidiaries to enter into, any agreement that would impose material restrictions on the Company's ability to honor the exercise of any rights of the holders of the Series B Preferred Stock;

                  (iv) authorize or create, modify the terms of or increase or decrease the authorized amount of any Senior Shares or Parity Shares;

                  (v) issue any shares of Series B Preferred Stock other than
      (a) pursuant to the terms of the Purchase Agreement as in effect on the Closing Date, or (b) shares of the Series B-1 Preferred Stock upon the conversion of shares of the Series B-2 Preferred Stock and vice versa; or

                  (vi) after March 9, 2005 (the "Fifth Anniversary Date"), commence or effect any tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock.

No amendment shall be made to this Certificate of Designation without making the same amendment to the corresponding provision (if any) to the Series B-1 Certificate of Designations (and vice versa).

            (c) Chase Capital Partners and its Affiliates that are holders of all or a portion of the Series B-2 Preferred Stock issued to any such entities on the Closing Date shall have the right to designate an observer who shall have the right to attend meetings of the Company's Board of Directors and such observer shall be entitled to receive notice of each such meeting at the same time as such directors. In addition, to the extent that the Company's Board of Directors is to take action by unanimous written consent, the observer shall be entitled to receive a copy of any such written consent when it is forwarded to the directors for their execution. For purposes of this Section 8(c), Series B-2 Preferred Stock issued on the Closing Date shall be deemed to include Series B-1 Preferred Stock or Series C Preferred Stock issued on any date after the Closing Date upon conversion of such Series B-2 Preferred Stock, as well as Common Stock issued on any date after the Closing Date upon conversion of such Series B-1 Preferred Stock or Series C Preferred Stock.

      9. Ranking.

            (a) The shares of Series B Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) senior to all shares of Common Stock (whether issued in one or more classes), the Series A Junior Participating Preferred Stock of the Company and to each other class of capital stock or series of Preferred Stock of the Company, the terms of which do not expressly provide that it ranks senior to or on a parity with the shares of Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to, together with all shares of Common Stock

(whether issued in one or more classes) of the Company, as "Junior Shares");
(ii) on a parity with additional shares of Series B Preferred Stock issued by the Company and each other class of capital stock or series of Preferred Stock of the Company issued by the Company in compliance with Section 8 hereof, the terms of which expressly provide that such class or series will rank on a parity with the shares of Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Shares"); and (iii) junior to each class of capital stock or series of Preferred Stock of the Company issued by the Company in compliance with
Section 8 hereof, the terms of which expressly provide that such class or series will rank senior to the shares of Series B Preferred Stock as to dividend rights and rights upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Shares").

            (b) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding shares of Series B Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividends, upon all outstanding Senior Shares.

            (c) In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the shares of Series B Preferred Stock then Outstanding shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of shares of Common Stock or Junior Shares by reason of their ownership thereof, an amount equal to the greater of (i) the then effective Liquidation Preference of their shares of Series B Preferred Stock, plus an amount equal to all dividends accrued and unpaid thereon from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up or (ii) the amount such holders would receive if such holders converted, directly or indirectly in accordance with their terms, their shares of Series B Preferred Stock into Common Stock and/or Series C Preferred Stock immediately prior to such liquidation, dissolution or winding up.

            (d) If upon the occurrence of such event the assets of the Company shall be insufficient to permit the payment to such holders of the full preferential amount and all liquidating payments on all Parity Shares, the entire assets of the Company legally available for distribution shall be distributed among the holders of the shares of Series B Preferred Stock and the holders of all Parity Shares ratably in accordance with the respective amounts that would be payable on such shares of Series B Preferred Stock and any such Parity Shares if all amounts payable thereon were paid in full. After payment of the full preferential amount (and, if applicable, an amount equal to a pro rata dividend to the holders of Outstanding shares of Series B Preferred Stock), such holders shall not be entitled to any further participation in any distribution of assets of the Company.

      10. Redemption.

            (a) The shares of Series B Preferred Stock may be redeemed by the Company at any time commencing on or after the Fifth Anniversary Date (or earlier, in accordance with the provisions of Section 13(d) if a Change of Control Date shall have occurred, but only as to shares of Series B Preferred Stock with respect to which the Remarketing Option has been elected), in whole or from time to time in part, at the election of the Company (an "Optional Redemption"), at a redemption price (the "Redemption Price") payable in cash equal to 100% of the then effective Liquidation Preference (after giving effect to the Special Payment, if applicable), plus accrued and unpaid dividends thereon from the last Dividend Payment Date to the date of redemption (the "Optional Redemption Date").

            (b) Shares of Series B Preferred Stock (if not earlier redeemed or converted) shall be mandatorily redeemed by the Company on February 28, 2015 (the "Mandatory Redemption Date"; provided, however, that if such date is not a Business Day, then the Mandatory Redemption Date shall be the next Business
Day), at a Redemption Price per share in cash equal to the then effective Liquidation Preference (after giving effect to the Special Payment, if applicable), plus accrued and unpaid dividends thereon from the last Dividend Payment Date to the Mandatory Redemption Date.

            (c) In the event of a redemption or repurchase of fewer than all the shares of Series B Preferred Stock, the shares of Series B Preferred Stock will be chosen for redemption by the Registrar from the Outstanding shares of Series B Preferred Stock not previously called for redemption, pro rata based on the number of shares of Series B Preferred Stock held by each holder; provided, that the Company may redeem (an "Odd-lot Redemption") all shares held by holders of fewer than 100 shares of Series B Preferred Stock (or by holders that would hold fewer than 100 shares of Series B Preferred Stock following such redemption) prior to its redemption of other shares of Series B Preferred Stock; provided, further, that the Company may not redeem a portion of any share without redeeming the entire share. If fewer than all the shares of Series B Preferred Stock represented by any share certificate are so to be redeemed, (i) the Company shall issue a new certificate for the shares not redeemed and (ii) if any shares represented thereby are converted before termination of the conversion right with respect to such shares, such converted shares shall be deemed (so far as may be) to be the shares represented by such share certificate that was selected for redemption. Shares of Series B Preferred Stock that have been converted during a selection of shares of Series B Preferred Stock to be redeemed shall be treated by the Registrar as outstanding for the purpose of such selection but not for the purpose of the payment of the Redemption Price.

            (d) In the event the Company elects to effect an Optional Redemption, the Company shall (i) make a public announcement of the redemption and (ii) give a redemption notice (the "Redemption Notice") to the holders not fewer than 30 days nor more than 60 days before the redemption date (the "Redemption Date"). Whenever a Redemption Notice is required to be delivered to the holders, such notice shall provide the information set forth below and be given by first class mail, postage prepaid to each holder of shares of Series B Preferred Stock to be redeemed, at such holder's address appearing in the Series B Preferred Share Register. All Redemption Notices shall identify the shares of Series B Preferred Stock to be redeemed (including CUSIP number) and shall state:

                  (i) the Redemption Date;

                  (ii) the applicable Redemption Price;

                  (iii) if fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, the identification (and, in the case of partial redemption, the certificate number, the total number of shares represented thereby and the number of such shares being redeemed on the Redemption Date) of the particular shares of Series B Preferred Stock to be redeemed;

                  (iv) that on the Redemption Date, the Redemption Price, together with all accrued and unpaid dividends from the last Dividend Payment Date to the Redemption Date, will become due and payable upon each such share of Series B Preferred Stock to be redeemed and that dividends thereon will cease to accrue on and after said date;

                  (v) the conversion price, the date on which the right to convert shares of Series B Preferred Stock to be redeemed will terminate and the place or places where such shares of Series B Preferred Stock may be surrendered for conversion; and

                  (vi) the place or places where such shares of Series B Preferred Stock are to be surrendered for payment of the Redemption Price and the other amounts which are then payable.

                  (vii) The Redemption Notice shall be given by the Company or, at the Company's request, by the Registrar in the name and at the expense of the Company; provided that if the Company so requests, it shall provide the Registrar adequate time, as reasonably determined by the Registrar, to deliver such notices in a timely fashion.

            (e) Prior to any Redemption Date, the Company shall deposit with the Registrar or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) an amount of consideration sufficient to pay the Redemption Price of all the shares of Series B Preferred Stock that are to be redeemed on that date plus all accrued and unpaid dividends thereon from the last Dividend Payment Date to the Redemption Date. If any share of Series B Preferred Stock called for redemption is converted, any consideration deposited with the Registrar or with any Paying Agent or so segregated and held in trust for the redemption of such share of Series B Preferred Stock shall be paid or delivered to the Company upon Company Order or, if then held by the Company, shall be discharged from such trust.

            (f) Notice of redemption having been given as aforesaid, the shares of Series B Preferred Stock so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified plus all accrued and unpaid dividends thereon from the last Dividend Payment Date to the Redemption Date, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued but unpaid dividends) dividends on such shares of Series B Preferred Stock shall cease to accrue and such shares shall cease to be convertible into shares of Common Stock. Upon surrender of any such shares of Series B Preferred Stock for redemption in accordance with said notice, such shares of Series B Preferred Stock shall be redeemed by the Company at the applicable Redemption Price, together with all accrued and unpaid dividends thereon from the last Dividend Payment Date to the Redemption Date. If any share of Series B Preferred Stock called for redemption shall not be so paid upon surrender thereof for redemption, the Redemption Price thereof, and all accrued and unpaid dividends thereon from the last Dividend Payment Date to the Redemption Date, shall, until paid, bear interest from the Redemption Date at the dividend rate payable on the shares of Series B Preferred Stock and such shares shall remain convertible.

            (g) Any certificate that represents more than one share of Series B Preferred Stock and is to be redeemed only in part shall be surrendered at any office or agency of the Company designated for that purpose (with, if the Company or the Registrar so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Registrar shall countersign and deliver to the holder of such share of Series B Preferred Stock without service charge, a new Series B Preferred Stock certificate or certificates, representing any number of shares of Series B Preferred Stock as requested by such holder, in aggregate amount equal to and in exchange for the number of shares not redeemed and represented by the Series B Preferred Stock certificate so surrendered.

            (h) If a share of Series B Preferred Stock is redeemed subsequent to a Dividend Record Date with respect to any Dividend Payment Date and on or prior to such Dividend Payment Date, then any accrued dividends payable on such Dividend Payment Date will be paid to the person in whose name such share of Series B Preferred Stock is registered at the close of business on such Dividend Record Date.

      11. Method of Payments. The Company may make any dividend payments in cash with respect to any period after the Fifth Anniversary Date. Any dividends not paid in cash on a current basis on the applicable Dividend Payment Date with respect to all periods after the Fifth Anniversary Date, and all dividends with respect to the periods prior to the Fifth Anniversary Date, shall not be paid in cash but rather shall constitute Accumulated Dividends. Notwithstanding the foregoing, the Company may make any dividend payments required to be paid by
Section 6(b) in cash. No payment may be made in respect of Accumulated Dividends as dividends. Rather, Accumulated Dividends shall be added to the Liquidation Preference. Dividends may not be paid by delivery of shares of Series B Preferred Stock.

      12. Conversion.

            (a) Subject to and upon compliance with the provisions of this Certificate of Designation, at the option of the holder thereof, any share of Series B-2 Preferred Stock may be converted at any time into a number of fully paid and nonassessable shares of Series C Preferred Stock (calculated as to each conversion to the nearest 1/10,000 of a share) equal to (i)(x) the then effective Liquidation Preference thereof plus accrued and unpaid dividends to the date of conversion divided by (y) the Conversion Price in effect at the time of conversion divided by (ii) one hundred (100). Such conversion right shall expire at the close of business on the Business Day next preceding the Mandatory Redemption Date unless the Company defaults on the payment due on redemption. In case a share of Series B-2 Preferred Stock is called for redemption, such conversion right in respect of the share so called shall expire at the close of business on the Business Day next preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption.

The "Conversion Price" shall be initially $46.25. The "Conversion Price" shall be adjusted in certain instances as provided in Section 12(d) and Section 12(e) hereof.

            (b) In order to exercise the conversion privilege, the holder of any share of Series B-2 Preferred Stock to be converted shall surrender the certificate for such share, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose, accompanied by written notice to the Company at such office or agency that the holder elects to convert such share or, if fewer than all the shares of Series B-2 Preferred Stock represented by a single share certificate are to be converted, the number of shares represented thereby to be converted.

                  Shares of Series B-2 Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such shares for conversion in accordance with the foregoing provisions, and at such time the rights of the holders of such shares as holders shall cease, and the person or persons entitled to receive the shares of Series C Preferred Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Series C Preferred Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Series C Preferred Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 12(c).

                  In the case of any conversion of fewer than all the shares of
            Series B-2 Preferred Stock evidenced by a certificate, upon such conversion the Company shall execute and the Registrar shall countersign and deliver to the holder thereof, at the expense of the Company, a new certificate or certificates representing the number of unconverted shares of Series B-2 Preferred Stock.

            (c) If consented to by the holder of shares of Series B-2 Preferred Stock being converted, no fractional shares of Series C Preferred Stock shall be issued upon the conversion of a share of Series B-2 Preferred Stock. If more than one share of Series B-2 Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Series C Preferred Stock, which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B-2 Preferred Stock so surrendered. If consented to by the holder of shares of Series B-2 Preferred Stock being converted, instead of any fractional shares of Series C Preferred Stock which would otherwise be issuable upon conversion of any share of Series B-2 Preferred Stock, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to (x) the same fraction of the closing price (as defined in Section 12(d)(vi)) per share of Common Stock at the close of business on the Business Day prior to the day of conversion multiplied by (y) 100.

            (d) For purposes of this Section 12(d), all references to Common Stock shall be deemed to include the shares of Common Stock into which the Series C Preferred Stock is convertible. The Conversion Price shall be adjusted from time to time by the Company as follows:

                  (i) If the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding shares of Common Stock in shares of Common Stock, the

      Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date (as defined in Section 12(d)(vi)) fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Common Stock Record Date. If any dividend or distribution of the type described in this
      Section 12(d)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

            (ii)

                        (1) In case the Company shall issue or sell any Common
            Stock (other than Common Stock issued (A) pursuant to the Company's existing or future stock option plans or pursuant to any other existing or future Common Stock-related director or employee compensation plan of the Company approved by the Board of Directors,
            (B) pursuant to the Company's existing or future stock purchase plans approved by the Board of Directors which permit Company employees to purchase Common Stock at a purchase price that is not more than a 15% discount to the Current Market Price, (C) as consideration for the acquisition of a business or of assets, (D) in a firm commitment underwritten public offering when either (i) the underwriting discount is 5% or less, or (ii) the offering price per share is greater than the Conversion Price, (E) to the Company's joint venture partners in exchange for interests in the relevant joint venture, (F) upon exercise or conversion of any security the issuance of which caused an adjustment hereunder or the issuance of which did not require adjustment hereunder or (G) upon exercise or conversion of any of the Series B-1 Preferred Stock, the Series B-2 Preferred Stock, the Series C Preferred Stock or the Warrants (as defined in the Purchase Agreement) in accordance with their respective terms) without consideration or for a consideration per share less than the Current Market Price on the date of such issuance, or shall issue securities convertible into Common Stock having a conversion price per share less than the Current Market Price at the date of issuance of such convertible security, the Conversion Price to be in effect after such issuance or sale shall be determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction, (1) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of additional shares of Common Stock so issued or sold (or, in the case of convertible securities, issuable on conversion) would purchase at the Current Market Price in effect immediately prior to such issuance or sale and (2) the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance or sale and the number of additional shares of Common Stock to be issued or sold (or, in the case of convertible securities, issued on conversion). In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined in good faith by the Board of Directors.

                        (2) If the Company shall offer or issue options, rights
            or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 12(d)(vi)) on the Common Stock Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Common Stock Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock subject to such options, rights or warrants would purchase at such Current Market Price and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date plus the total number of additional shares of Common Stock subject to such options, rights or warrants for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Common Stock Record Date fixed for determination of shareholders entitled to purchase or receive such options, rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such options, rights or warrants, upon the expiration or termination of such options, rights or warrants the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect had the adjustments made upon the issuance of such options, rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such options, rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such options, rights or warrants had not been fixed. In determining whether any options, rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account (x) any consideration received for such options, rights or warrants, with the value of such consideration and the amount of such exercise or subscription price, if other than cash, to be determined by the Board of Directors and (y) the amount of any exercise price or subscription price required to be paid upon exercise of such options, warrants or rights.

            (iii) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

            (iv) If the Company shall, by dividend or otherwise, distribute to all holders of its shares of Common Stock any class of capital stock of the Company (other than any dividends or distributions to which Section 12(d)(i) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants of a type referred to in
Section 12(d)(ii)(b) and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 12(e) applies) (the foregoing hereinafter in this Section 12(d)(iv) called the "Distributed Securities"), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Common Stock Record Date (as defined in Section 12(d)(vi)) with respect to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in Section 12(d)(vi)) on such date less the fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) on such date of the portion of the Distributed Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Common Stock Record Date; provided, however, that, in the event the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Common Stock Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Series B Preferred Stock shall have the right to receive upon conversion of a share of Series B Preferred Stock (or any portion thereof) the amount of Distributed Securities such holder would have received had such holder converted such share of Series B Preferred Stock (or portion thereof) directly or indirectly into Common Stock immediately prior to such Common Stock Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 12(d)(iv) by reference to the actual or when issued trading market for any securities constituting all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to Section 12(d)(vi) to the extent possible.

      Options, rights or warrants distributed by the Company to all holders of shares of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which options, rights or warrants, until the occurrence of a specified event or events ("Dilution Trigger Event"): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of shares of Common Stock, shall be deemed not to have been distributed for purposes of this Section 12(d)(iv) (and no adjustment to the Conversion Price under this Section 12(d)(iv) shall be required) until the occurrence of the earliest Dilution Trigger Event, whereupon such options, rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Conversion Price under this Section 12(d)(iv) shall be made. If any such options, rights or warrants, including any such existing options, rights or warrants distributed prior to the first issuance of shares of Series B Preferred Stock, are subject to subsequent events, upon the occurrence of each of which such options, rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new options, rights or warrants (and a termination or expiration of the existing options, rights or warrants, without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of options, rights or warrants, or any Dilution Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this
Section 12(d) was made, (1) in the case of any such options, rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Dilution Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of shares of Common Stock with respect to such options, rights or warrants (assuming such holder had retained such options, rights or warrants), made to all holders of shares of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such options, rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price (as adjusted pursuant to this paragraph) shall be readjusted to be the Conversion Price which would have been in effect if such options, rights or warrants had not been issued.

      Notwithstanding any other provision of this Section 12(d)(iv) to the contrary, options, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any shareholder rights plan) shall be deemed not to have been distributed for purposes of this Section 12(d)(iv) if the Company makes proper provision so that each holder of shares of Series B-2 Preferred Stock who converts a share of Series B-2 Preferred Stock (or any portion thereof) after the date fixed for determination of shareholders entitled to receive any such distribution shall be entitled to receive upon such conversion, in addition to the shares of

Series C Preferred Stock (or Common Stock, as the case may be) issuable upon such conversion, the amount and kind of such distributions that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such share of Series B-2 Preferred Stock into Series C Preferred Stock (or Common Stock, as the case may be).

      For purposes of this Section 12(d)(iv) and Sections 12(d)(i) and (ii), any dividend or distribution to which this Section 12(d)(iv) is applicable that also includes shares of Common Stock, or options, rights or warrants to subscribe for or purchase shares of Common Stock to which Section 12(d)(ii) applies (or both), shall be deemed instead to be (A) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or options, rights or warrants to which Section 12(d)(ii) applies (and any Conversion Price reduction required by this Section 12(d)(iv) with respect to such dividend or distribution shall then be made) immediately followed by (B) a dividend or distribution of such shares of Common Stock or such options, rights or warrants (and any further Conversion Price reduction required by Sections 12(d)(i) or 12(d)(ii) with respect to such dividend or distribution shall then be made), except that (1) the Common Stock Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the Common Stock Record Date fixed for such determination" and "the Common Stock Record Date" within the meaning of Section 12(d)(i) and as "the date fixed for the determination of shareholders entitled to receive such rights or warrants", "the Common Stock Record Date fixed for the determination of the share holders entitled to receive such rights or warrants" and "such Common Stock Record Date" for purposes of Section 12(d)(ii), and (2) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" for the purposes of Section 12(d)(i).

            (v) If a tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock expires and such tender offer (as amended upon the expiration thereof) requires the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the shares of Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 12(d)(v) has been made, exceeds 5% of the net income of the Company reported for the 12 month period ending with the fiscal quarter next preceding such payment (determined as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended)), then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the shares of Common Stock on the trading day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the shares of Common Stock on the trading day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 12(d)(v) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 12(d)(v).

                  (vi) For purposes of this Section 12(d), the following terms shall have the meaning indicated:

            "closing price" with respect to any securities on any day means the closing sale price as of 4:00 p.m. Eastern Time on such day or any earlier final closing on such day or, if no such sale takes place on such day, the average of the reported high and low bid prices on such day, in each case on the Nasdaq National Market, or the New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such national market or exchange, on the national stock exchange or Commission recognized trading market in the United States on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national stock exchange or Commission recognized trading market in the United States, the average of the high and low bid prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated or a similar generally accepted reporting service in the United States, or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors.

            "Common Stock Record Date" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

            "Current Market Price" means the average of the daily closing prices per share of Common Stock for the 10 consecutive trading days immediately prior to the date in question; provided, however, that (A) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12(d)(i), (ii), (iii), (iv), and (v) occurs during such 10 consecutive trading days, the closing price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (B) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12(d)(i),
(ii), (iii), (iv), or (v) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event and (C) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) or (B) of this proviso, the closing price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any good faith determination of such value for purposes of Section 12(d)(iv) or (v), whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under Section 12(d)(v), the Current Market Price on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for such day and the next two succeeding trading days; provided, however, that, if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to
Section 12(d)(i), (ii), (iii), (iv), or (v) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date (1) when used with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and (3) when used with respect to any tender or exchange offer means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this
Section 12(d), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this

Section 12(d) and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors.

            "fair market value" means the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

                  (vii) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 12(d)(vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made by the Company and shall be made to the nearest cent. No adjustment need be made for a change in the par value or no par value of the Common Stock.

                  (viii) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Registrar an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of shares of Series B-2 Preferred Stock at such holder's last address appearing on the register of holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                  (ix) In any case in which this Section 12(d) provides that an adjustment shall become effective immediately after a Common Stock Record Date for an event, the Company may defer until the occurrence of such event issuing to the holder of any share of Series B-2 Preferred Stock converted after such Common Stock Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment.

                  (x) For purposes of this Section 12(d), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

            (e) Subject to Section 13 hereof, in case of any consolidation of the Company with, or merger of the Company into, any other Person, or in case of any merger of another Person into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock or Series C Preferred Stock of the Company), or in case of any sale, conveyance or transfer of all or substantially all the assets of the Company, the holder of each share of Series B-2 Preferred Stock shall have the right thereafter, during the period such share of Series B-2 Preferred Stock shall be convertible as specified in Section 12(a), to convert such share of Series B-2 Preferred Stock into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by a holder of the number of shares of shares of Common Stock or Series C Preferred Stock of the Company into which such share of Series B-2 Preferred Stock might have been directly or indirectly converted immediately prior to such consolidation, merger, conveyance or transfer, assuming such holder of shares of Common Stock or Series C Preferred Stock of the Company failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer (provided that, if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer is not the same for each share of Common Stock and Series C Preferred Stock, on an as-converted basis, of the Company in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purpose of this Section 12 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such securities shall provide for adjustments which, for events subsequent to the effective date of the triggering event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 12. The above provisions of this
Section 12 shall similarly apply to successive consolidations, mergers, conveyances or transfers.

            (f) In case:

                  (i) the Company shall declare a dividend (or any other distribution) on its Common Stock and/or Series C Preferred Stock payable otherwise than in cash out of its earned surplus; or

                  (ii) the Company shall authorize the granting to all holders of its shares of Common Stock and/or Series C Preferred Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                  (iii) of any reclassification of the Common Stock and/or Series C Preferred Stock (other than a subdivision or combination of the Company's outstanding shares of Common Stock and/or Series C Preferred Stock), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, conveyance or transfer of all or substantially all the assets of the Company; or

                  (iv) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall cause to be filed with the Registrar and at each office or agency maintained for the purpose of conversion of shares of Series B-2 Preferred Stock, and shall cause to be mailed to all holders at their last addresses as they shall appear in the shares of Series B-2 Preferred Stock Register, at least 20 Business Days (or 10 Business Days in any case specified in clause (i) or (ii) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common

Stock and/or Series C Preferred Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock and/or Series C Preferred Stock of record shall be entitled to exchange their shares of Common Stock and/or Series C Preferred Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give the notice required by this Section 12(f) or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, or the vote upon any such action.

            (g) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of shares of Series B-2 Preferred Stock, the full number of shares of Series B-1 Preferred Stock, Series C Preferred Stock and Common Stock then issuable upon the direct or indirect conversion of all outstanding shares of Series B-2 Preferred Stock (or any security into which it is directly or indirectly convertible).

            (h) The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Series C Preferred Stock on conversion of shares of Series B-2 Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Series C Preferred Stock in a name other than that of the holder of the share of Series B-2 Preferred Stock or shares of Series B-2 Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid or is not payable.

            (i) Conversion to other Series B Preferred Stock.

                  (i) Conversion of Series B-1 Preferred Stock. Subject to and upon compliance with the provisions of this Section 12(i)(i), any Regulated Stockholder (defined below) shall be entitled to convert, at any time and from time to time, any or all of the shares of Series B-1 Preferred Stock held by such Regulated Stockholder into the same number of shares of Series B-2 Preferred Stock.

                  (ii) Conversion of Series B-2 Preferred Stock. Subject to and upon compliance with the provisions of this Section 12(i)(ii), each record holder of Series B-2 Preferred Stock shall be entitled at any time and from time to time in such holder's sole discretion and at such holder's option, to convert any or all of the shares of such holder's Series B-2 Preferred Stock into the same number of shares of Series B-1 Preferred Stock (and, if such holder so elects, simultaneously upon issuance of such shares of Series B-1 Preferred Stock to convert any or all of such shares of Series B-1 Preferred Stock to shares of Common Stock, and, in accordance with the Series B-1 Certificate of Designations, as if such holder of Series B-2 Preferred Stock were a holder of Series B-1 Preferred Stock when making such election); provided, however, that Series B-2 Preferred Stock held by a particular Regulated Stockholder may not be converted into

      Series B-1 Preferred Stock to the extent that immediately prior thereto, or as a result of such conversion, the number of shares of Series B-1 Preferred Stock held by such Regulated Stockholder would exceed the number of shares of Series B-1 Preferred Stock or which such Regulated Stockholder reasonably determines it and its Affiliates may own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such Regulated Stockholder or its Affiliates. Each Regulated Stockholder may provide for further restrictions upon the conversion of any shares of Series B-2 Preferred Stock by providing the Company with signed, written instructions specifying such additional restrictions and legending such shares as to the existence of such restrictions.

                  (iii) Conversion Procedure. Each conversion of shares of Series B Preferred Stock into shares of another class of Series B Preferred Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the "Converting Shares") at the principal office of the Company (or such other office or agency of the Company as the Company may designate by written notice to the holders of Series B Preferred Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of the class into which such shares may be converted (the "Converted Shares"). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. The Company shall promptly notify each Regulated Stockholder of its receipt of such notice. Promptly after such surrender and the receipt of such written notice, the Company will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Company will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates) representing any shares which were represented by the certificate or certificates that were delivered to the Company in connection with such conversion, but which were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Company, and at such time the rights of the holder of the Converting Shares as such holder shall cease and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares. Upon issuance of shares in accordance with this
      Section 12(i)(iii), such Converted Shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable. The Company shall take all such actions as may be necessary to assure that all such shares of Series B Preferred Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Series B Preferred Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Company upon issuance). The Company shall not close its books against the transfer of shares of Series B Preferred

      Stock in any manner which would interfere with the timely conversion of any shares of Series B Preferred Stock.

      A written request for conversion from any Regulated Stockholder to the Company stating such Regulated Stockholder's reasonable belief that a conversion is permissible under all applicable laws, rules and regulations shall be conclusive and shall obligate the Company to effect such conversion in a timely manner.

                  (iv) Notice of Conversion to Other Regulated Stockholders. The Company shall not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Series B Preferred Stock or any other class of capital stock of the Company or take any other action affecting the voting rights of such shares, if such action will increase the percentage of any class of outstanding voting securities owned or controlled by any Regulated Stockholder (other than any such stockholder which requested that the Company take such action, or which otherwise waives in writing its rights under this Section 12(i)(iv)), unless the Company simultaneously with taking such action gives written notice that it is taking such action to each Regulated Stockholder.

            (j) Miscellaneous.

                  (i) Stock Splits; Adjustments. If the Company shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of the Series B-1 Preferred Stock or the Series B-2 Preferred Stock then the outstanding shares of each other series of Series B Preferred Stock shall be subdivided or combined, as the case may be, to the same extent, share and share alike, and effective provision shall be made for the protection of the conversion rights hereunder.

                  (ii) Preemptive Right with respect to Certain Issuances. In case the Company shall issue or sell any Common Stock or convertible Junior Shares (other than Common Stock issued (A) pursuant to the Company's existing or future stock option plans or pursuant to any other existing or future Common Stock-related director or employee compensation plan of the Company approved by the Board of Directors, (B) other than pursuant to the Company's existing or future stock purchase plans approved by the Board of Directors which permit the Company's employees to purchase Common Stock at not more than a 15% discount to the Current Market Price,
      (C) as consideration for the acquisition of a business or of assets, (D) in a firm commitment underwritten public offering when either (i) the underwriting discount is 5% or less, or (ii) the offering price per share is greater than the Conversion Price, (E) to the Company's unaffiliated joint venture partners in exchange for interests in the relevant joint venture, (F) upon exercise or conversion of any security, the issuance of which caused an adjustment hereunder or the issuance of which did not require adjustment hereunder or (G) upon exercise or conversion of any of the Series B-1 Preferred Stock the Series B-2 Preferred Stock, the Series C Preferred Stock or the Warrants (as defined in the Purchase Agreement) in accordance with their respective terms) for a consideration per share less than the Conversion Price then in effect but equal to or greater than the Current Market Price at the date of issuance of such Common Stock or convertible Junior Shares, the holders of the Series B Preferred Stock shall be entitled if they so elect to purchase such number of the shares of the Common Stock or convertible Junior Shares (or, in the case of a Regulated Holder, upon such Regulated Holder's request, nonvoting securities (x) identical in all respects, other than voting, to any such voting securities and (y) convertible into voting securities in a manner consistent with the convertibility of Series B-2 Preferred Stock into voting securities of the Company), being issued as will permit such holders to maintain their proportional ownership interest in the Company after giving effect to such issuance.

            The Company shall give twenty days prior written notice to the holders of the Series B Preferred Stock of its intention to issue or sell any Common Stock or Junior Shares that would give rise to preemptive rights pursuant to this Section 12(j)(ii). Within ten days after receipt of such notice, the holders of the Series B Preferred Stock shall notify the Company whether or not they intend (without commitment) to purchase such shares.

                  (iii) No Charge. The issuance of certificates for shares of any class of Series B Preferred Stock (upon conversion of shares of any other series of Series B Preferred Stock or otherwise) shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and/or the issuance of shares of Series B Preferred Stock; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series B Preferred Stock converted.

      13. Change of Control.

            (a) If a Change of Control shall have occurred (the time and date of such occurrence being a "Change of Control Date"), the Company shall cause to be filed with the Registrar and at each office or agency maintained for the purpose of conversion of shares of Series B Preferred Stock, and shall cause to be mailed to all holders at their last addresses as they shall appear in the Series B Preferred Stock Register, in any case within 10 days after the Change of Control Date, a notice stating (1) the Change of Control Date, (2) the fact that (if the Change of Control Date is prior to the Fifth Anniversary Date) the holders shall receive the Special Payment (as defined below) as a result of such Change of Control, (3) the fact that holders shall have the right to either (a) continue to hold their shares of Series B Preferred Stock (or the shares of preferred stock issued in respect thereof pursuant to Section 14) (the "Hold Option") or (b) in the case of shares of Series B-2 Preferred Stock, convert such shares (after taking into account the Special Payment) in accordance with
Section 12 or (c) elect the Remarketing Option (as defined below), (4) the relevant circumstances and facts regarding such Change of Control and (5) the instructions that such holder must follow in order to exercise the rights identified above. As of the Change of Control Date (if the Change of Control Date occurs prior to the Fifth Anniversary Date), the holders of the Series B Preferred Stock shall receive the Special Payment, pursuant to which the Liquidation Preference of each share of Series B Preferred Stock shall be deemed to have been increased by an amount (the "Special Payment") equal to the product of (x) the Share Factor with respect to such share of Series B Preferred Stock and (y) the Aggregate

Special Payment Amount. Such Special Payment shall accrue as of the Change of Control Date (if the Change of Control Date is prior to the Fifth Anniversary
Date) whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividend and whether or not such dividend is declared and shall be in all respects identical to any other dividend declared or accrued on the Series B Preferred Stock (except as set forth above) and all provisions of this Certificate of Designation applicable to dividends shall apply to such Special Payment (except as set forth above). The Special Payment shall be added to the Liquidation Preference as of the Change of Control Date whether the holders of the Series B Preferred Stock elect the Hold Option or the Remarketing Option or whether they elect to convert their shares in accordance with Section 12.

            (b) Within 30 days after delivery by the Company of the notice described in Section 13(a), each holder of shares of Series B Preferred Stock (or the shares of preferred stock issued in respect thereof pursuant to Section
14) who wishes to exercise the Hold Option, or the Remarketing Option must submit written notice (a "COC Response Notice") to the Company setting forth the option such holder wishes to elect (and if no option is selected within such 30 day period such holder shall be deemed to have selected the Hold Option).

            (c) If the Hold Option is selected with respect to a share of Series B Preferred Stock, or if no notice from a holder is received by the date referred to in the preceding paragraph, such share of Series B Preferred Stock (or the shares of preferred stock issued in respect thereof pursuant to Section
14) shall remain outstanding in accordance with its current terms (including, without limitation, the right to convert pursuant to Section 12) after giving effect to the Special Payment (if applicable).

            (d) If the Remarketing Option is selected with respect to a share of Series B-2 Preferred Stock, the holder of such share shall be deemed to have elected to waive such holder's right during the Remarketing Period to convert such share pursuant to Section 12 during the Remarketing Period (other than conversion of such share to a share of Series B-1 Preferred Stock) and the Company shall thereafter have the option (the "Remarketing Option") to either
(a) have such share redeemed in accordance with the optional redemption procedures set forth in Section 10 (except that such procedures shall apply only to the holders so electing the Remarketing Option) or (b) remarket such share (or the share of Series B-1 Preferred Stock into which such other share is converted by the holder thereof) for the account of such holder and, if the net proceeds to such holder of such remarketing are less than an amount in cash equal to 100% of the Liquidation Preference (after giving effect to the Special Payment (if applicable)) of such share plus accrued and unpaid dividends thereon from the last Dividend Payment Date to the date payment in full is received by such holder in respect of such share (the "Remarketing Price"), the Company shall issue to and sell for the account of such holder a sufficient number of shares of Common Stock (or, if requested by a Regulated Holder, shares of Series C Preferred Stock) to make up such shortfall; i.e., such that the holder receives a net amount in cash in respect of such share of Series B Preferred Stock as to which the Remarketing Option has been selected which, when taken together with the net proceeds received by such holder in such remarketing is equal to the Remarketing Price. Written notice of the election by the Company to either redeem or remarket such share shall be provided to such holder within 75 days after receipt of a COC Response Notice specifying the Remarketing Option.

            (e) In order to accomplish the remarketing, the Company shall take all actions that may be necessary, including without limitation, preparing and filing a registration statement under the Securities Act, and shall pay all expenses (including without limitation, underwriting discounts) associated with the remarketing and issuance and shall provide customary indemnification for the benefit of the holder against securities law liabilities in connection therewith. If the Remarketing Option has been selected and the Company has not elected to redeem such share, payment of the full Remarketing Price in respect of the remarketed share shall be made at a single settlement against surrender of the share. Such settlement shall take place as soon as reasonably practicable. If such settlement does not take place within 180 days after the date of the Company's written notice pursuant to paragraph (d) above (the "Remarketing Period"), the Company shall give written notice to the holders that have elected the Remarketing Option that such 180-day period has elapsed and that each such holder shall have the option, for a period of 10 Business Days following the giving of such notice, of electing to terminate the remarketing process with respect to such holder's shares and to elect (i) to convert such holder's shares in accordance with Section 12 or (ii) the Hold Option. The foregoing shall not affect the holder's right to receive and retain the Special Payment (if the Change of Control Date is prior to the Fifth Anniversary Date) as of the Change of Control Date).

            (f) The Company shall have the right to institute reasonable procedures in order to implement this Section 13 and, to the extent reasonably practicable, will make proper provision prior to the Change of Control Date to ensure that the holders of shares of Series B Preferred Stock will be entitled to receive the benefits intended to be afforded by this Section 13. Nothing in this Section 13 shall affect the rights of the holders of Series B Preferred Stock set forth in Section 14 hereof.

      14. Consolidation, Merger, Conveyance or Transfer. Without the vote or consent of the holders of a majority of the then Outstanding shares of Series B Preferred Stock, the Company may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person unless (i) if the Company is the surviving or continuing Person, the Series B Preferred Stock shall remain outstanding without any amendment that would adversely affect the preferences, rights or powers of the Series B Preferred Stock, (ii) if the Company is not the surviving or continuing Person, (a) the entity formed by such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (in any such case, the "resulting entity") is a corporation organized and existing under the laws of Bermuda, the United States or any State thereof or the District of Columbia; and (b) the shares of Series B Preferred Stock are converted into or exchanged for and become shares of such resulting entity, having in respect of such resulting entity the same (or more favorable) powers, preferences and relative, participating, optional or other special rights that the shares of Series B Preferred Stock had immediately prior to such transaction; and (iii) the Company shall have delivered to the Registrar an Officers' Certificate and an opinion of counsel, reasonably satisfactory in form and content, each stating that such consolidation, merger, conveyance or transfer complies with this Section 14 and that all conditions precedent herein provided for relating to such transaction have been complied with.

      15. SEC Reports; Reports by Company. So long as any shares of Series B Preferred Stock are outstanding, the Company shall file with the SEC and, within 15 days after it files them with the SEC, with the Registrar and, if requested, furnish to each holder of shares of Series B Preferred Stock all annual and quarterly reports and the information, documents, and other reports that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports"). In the event the Company is not required or shall cease to be required to file SEC Reports, pursuant to the Exchange Act, the Company will nevertheless file such reports with the SEC (unless the SEC will not accept such a filing). Whether or not required by the Exchange Act to file SEC Reports with the SEC, so long as any shares of Series B Preferred Stock are Outstanding, the Company will furnish or cause to be furnished copies of the SEC Reports to the holders of shares of Series B Preferred Stock at the time the Company is required to make such information available to the Registrar and to prospective investors who request it in writing.

      16. Definitions. For purposes of this Certificate of Designation, the following terms shall have the meaning set forth below (capitalized terms used but not defined herein shall have the meanings ascribed to them in the Series B-1 Certificate of Designations):

            "Accumulated Dividends" has the meaning set forth in Section 6.

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Without limiting the foregoing, each of Chase Capital Partners, The Chase Manhattan Corporation, each of their respective affiliates (the "Chase Entities") and any other person, fund or entity for whom any of the Chase Entities acts as a fiduciary or provides discretionary management with respect to any investments or any such direct or indirect interests therein shall be deemed to be affiliates of each other.

            "Aggregate Change of Control Date Accreted Value" means the product obtained by multiplying (x) the Change of Control Date Accreted Value by (y) the number of shares of Series B Preferred Stock Outstanding immediately prior to of the Change of Control Date.

            "Aggregate Five Year Accreted Value" means the product obtained by multiplying (x) the Five Year Accreted Value by (y) the number of shares of Series B Preferred Stock Outstanding immediately prior to the Change of Control Date.

            "Aggregate Special Payment Amount" means the difference between (x) the Aggregate Five Year Accreted Value and (y) the Aggregate Change of Control Date Accreted Value.

            "Board of Directors" has the meaning set forth in the Recitals.

            "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to be closed.

            "By-laws" has the meaning set forth in the Recitals.

            "COC Response Notice" has the meaning set forth in Section 13(b).

            "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of such person's capital stock, whether outstanding on the Closing Date or issued after the Closing Date, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

            "Certificate of Incorporation" has the meaning set forth in the recitals.

            "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Capital Stock of the Company; or (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which either (A) the outstanding Voting Capital Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than any such group if each member of such group, together with its Affiliates, owns less than 50% of the total Voting Capital Stock of the Company) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Capital Stock of the surviving or transferee company or its parent company or (B) the holders of the outstanding Voting Capital Stock of the Company immediately prior to such transaction hold less than 50% of the outstanding Voting Capital Stock of the surviving or transferee company or its parent company immediately after the transaction or (C) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

            "Change of Control Date" has the meaning set forth in Section 13(a).

            "Change of Control Date Accreted Value" means with respect to each $1,072 of original Liquidation Preference, the value that $1,072 would accrete to between the Closing Date and the Change of Control Date, compounded quarterly at an annual rate of 7.50%.

            "Closing Date" means any Closing Date under the Purchase Agreement.

            "closing price" has the meaning set forth in Section 12(d)(vi).

            "Common Stock Record Date" has the meaning set forth in Section 12(d)(vi).

            "Common Stock" means the common stock of the Company, par value $0.01 per share.

            "Company" has the meaning set forth in the Recitals.

            "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President or any Executive or Senior Vice President and by its Chief Financial Officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary.

            "Conversion Agent" has the meaning set forth in Section 5(a).

            "Conversion Price" has the meaning set forth in Section 12.

            "Converted Shares" has the meaning set forth in Section 12(a).

            "Current Market Price" has the meaning set forth in Section
12(d)(vi).

            "Dilution Trigger Event" has the meaning set forth in Section 12(d)(iv).

            "Distributed Securities" has the meaning set forth in Section 12(d)(iv).

            "Dividend Payment Date" has the meaning set forth in Section 6.

            "Dividend Record Date" has the meaning set forth in Section 7(a).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Expiration Time" has the meaning set forth in Section 12(d)(v).

            "fair market value" has the meaning set forth in Section 12(d)(vi).

            "Fifth Anniversary Date" has the meaning set forth in Section 8(b)(vi).

            "Five Year Accreted Value" means with respect to each $1,072 of original Liquidation Preference, $1,554.34 (subject to appropriate adjustment with respect to stock splits, stock dividends and similar events affecting the Series B Preferred Stock).

            "Hold Option" has the meaning set forth in Section 13(a).

            "Junior Shares" has the meaning set forth in Section 9(a).

            "Liquidation Preference" means an amount equal to $1,000 per share plus an amount equal to the Share Option Adjustment Amount per share of Series B Preferred Stock, subject to change in accordance with Section 6, Section 7 ,
Section 11 and Section 13 hereof, including, without limitation, Accumulated Dividends and, if applicable and without duplication, the Special Payment.

            "Mandatory Redemption Date" has the meaning set forth in Section 10(b); provided, however, that if such date shall not be a Business Day, then such date shall be the next Business Day.

            "nonelecting share" has the meaning set forth in Section 12(e).

            "Odd-lot Redemption" has the meaning set forth in Section 10(c).

            "Officers' Certificate" means a certificate of the Company signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President or an Executive or Senior Vice President and by its Chief Financial Officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary.

            "Optional Redemption" has the meaning set forth in Section 10(a).

            "Optional Redemption Date" has the meaning set forth in Section
10(a).

            "Outstanding" means (i) when used with respect to shares of Series B Preferred Stock, as of the date of determination, all shares of Series B Preferred Stock theretofore authenticated and delivered under this Certificate of Designation, except (a) shares of Series B Preferred Stock theretofore converted into shares of Series C Preferred Stock and/or Common Stock in accordance with Section 12 and shares of Series B Preferred Stock theretofore canceled by the Registrar or delivered to the Registrar for cancellation; (b) shares of Series B Preferred Stock for whose payment or redemption money in the necessary amount has been theretofore deposited with the Registrar or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the holders of such shares of Series B Preferred Stock; provided that, if such shares of Series B Preferred Stock are to be redeemed, notice of such redemption has been duly given pursuant to this Certificate of Designation or provision therefor satisfactory to the Registrar has been made; and (c) shares of Series B Preferred Stock in exchange for or in lieu of which other shares of Series B Preferred Stock have been authenticated and delivered pursuant to this Certificate of Designation; provided, however, that, in determining whether the holders of the shares of Series B Preferred Stock have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, shares of Series B Preferred Stock owned by the Company or any Subsidiary of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only shares of Series B Preferred Stock which the Registrar has actual knowledge of being so owned shall be so disregarded. Shares of Series B Preferred Stock so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Registrar the pledgee's right so to act with respect to such shares of Series B Preferred Stock and that the pledgee is not the Company or any other obligor upon the shares of Series B Preferred Stock or any Affiliate of the Company or of such other obligor and (ii) when used with respect to shares of Series B-1 Preferred Stock, the same definition of "Outstanding" shall apply thereto with references to Series B-1 being substituted for references to Series B-2 therein.

            "Parity Shares" has the meaning set forth in Section 9(a).

            "Paying Agent" has the meaning set forth in Section 5(a).

            "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

            "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such person's preferred or preference stock, whether now outstanding or issued after the date hereof, including all series and classes of such preferred or preference stock.

            "Purchase Agreement" means the Securities Purchase Agreement, dated as of February 1, 2000, among the Company and the Purchasers named therein, as it may be amended from time to time.

            "Purchased Shares" has the meaning set forth in Section 12(d)(v).

            "Redemption Date" has the meaning set forth in Section 10(d).

            "Redemption Notice" has the meaning set forth in Section 10(d).

            "Redemption Price" has the meaning set forth in Section 10(a).

            "Registrar" has the meaning set forth in Section 3.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 9, 2000, among the Company and the Purchasers.

            "Regulated Stockholder" shall mean Chase Equity Associates, LLC or any other stockholder that (i) is subject to the provisions of Regulation Y or has an Affiliate subject to provisions of Regulation Y, (ii) holds shares of Common Stock or Preferred Stock of the Company and (iii) has provided written notice to the Company of its status as a "Regulated Stockholder" hereunder.

            "Regulation Y" shall mean Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such Regulation).

            "Remarketing Option" has the meaning set forth in Section 13(d).

            "Restrictive Legend" has the meaning set forth in Section 4.

            "resulting entity" has the meaning set forth in Section 14.

            "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the adoption of this Certificate of Designation such commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

            "SEC Reports" has the meaning set forth in Section 15.

            "Securities Act" has the meaning set forth in Section 4.

            "Senior Shares" has the meaning set forth in Section 9(a).

            "Series B Preferred Stock" means the Series B-1 Preferred Stock and the Series B-2 Preferred Stock.

            "Series B-2 Preferred Stock" has the meaning set forth in Section 1.

            "Series B-1 Certificate of Designations" means the Certificate of Designations, Preferences and Rights of the Company's 7.50% Cumulative Convertible Preferred Stock, Series B-2, due 2015.

            "Series B-1 Preferred Stock" means the Company's 7.50% Cumulative Convertible Preferred Stock, Series B-1, due 2015, par value $0.01 per share, to be issued pursuant to the Series B-1 Certificate of Designations.

            "Series C Certificate of Designations" means the Certificate of Designations, Preferences and Rights of the Series C Preferred Stock.

            "Series C Preferred Stock" means the Company's Convertible Preferred Stock, Series C, par value $0.01 per share, to be issued pursuant to the Series C Certificate of Designations.

            "Share Factor" means with respect to each share of Series B Preferred Stock, a fraction, the numerator of which is the Liquidation Preference of such share as of the Change of Control Date, without giving effect to the Special Payment, and the denominator of which is the aggregate Liquidation Preference of all outstanding shares of Series B Preferred Stock as of the Change of Control Date, without giving effect to the Special Payment.

            "Share Option Adjustment Amount" means an amount equal to $72.00.

            "Special Payment" has the meaning set forth in Section 13.

            "Voting Capital Stock" means with respect to any Person, securities of any class or classes of Capital Stock in such Person ordinarily entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable governing body of such Person.

            IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be duly executed by the undersigned officer of the Company, this 9th day of March, 2000.

                                         VIATEL, INC.,


                                          By: /s/ JAMES P. PRENETTA
                                              ---------------------------------
                                          Name: James P. Prenetta
                                          Title: Senior Vice President and
                                                 General Counsel

                                    EXHIBIT A

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS."

                                  VIATEL, INC.

                  CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
                                    RIGHTS OF
                      CONVERTIBLE PREFERRED STOCK SERIES C

                           CERTIFICATE OF DESIGNATIONS

            Viatel, Inc., a company organized and existing under the General Corporation Law of the State of Delaware (the "Company"), certifies that pursuant to the authority contained in its Certificate of Incorporation (the "Certificate of Incorporation") and its By-laws (the "By-laws"), and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the board of directors of the Company (the "Board of Directors") at a meeting duly called and held on January 31, 2000, duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

            RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation and By-laws, the Board of Directors does hereby create, authorize and provide for the issue of a series of Preferred Stock having the following designation, voting powers, preferences and relative, participating, optional and other special rights:

            Certain capitalized terms used herein are defined in Section 11.

      1. Number and Designation. The Company shall have a series of Preferred Stock, which shall be designated as its Series C Convertible Preferred Stock (the "Series C Preferred Stock"), par value $0.01 per share, with 162,500 shares initially authorized. Unless otherwise specified, references herein to any "Section" refer to the Section number specified in this Certificate of Designation.

      2. Issuance. The Company may issue up to 162,500 shares of Series C Preferred Stock.

      3. Registered Form; Liquidation Preference; Registrar. Certificates for shares of Series C Preferred Stock shall be issuable only in registered form and only with an initial liquidation preference of $0.01 per share. The Company shall serve as initial Registrar and Transfer Agent (the "Registrar") for the Series C Preferred Stock.

      4. Registration; Transfer. Shares of the Series C Preferred Stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be resold, pledged or otherwise transferred prior to the date when they may be resold pursuant to Rule 144 under the Securities Act other than
(i) to the Company, (ii) pursuant to an exemption from registration under the Securities Act or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Until such time as it is no longer required pursuant to the Securities Act, certificates evidencing the Series C Preferred Stock shall contain a legend (the "Restrictive Legend") evidencing the foregoing restrictions in substantially the form attached hereto as Exhibit A.

      5. Paying Agent and Conversion Agent.

            (a) The Company shall maintain (i) an office or agency where shares of Series C Preferred Stock may be presented for payment (the "Paying Agent"),
(ii) an office or agency where shares of Series C Preferred Stock may be presented for conversion (the "Conversion

Agent"), and (iii) a Registrar, which shall be an office or an agency where shares of Series C Preferred Stock may be presented for transfer. The Company may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent, and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent or Conversion Agent without prior notice to any holder. The Company shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Company. If the Company fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such. Notwithstanding the foregoing, the Company or any of its Affiliates may act as Paying Agent, Registrar, coregistrar or Conversion Agent.

            (b) If shares of Series C Preferred Stock are issued upon the transfer, exchange or replacement of shares of Series C Preferred Stock bearing the Restrictive Legend, or if a request is made to remove such Restrictive Legend on shares of Series C Preferred Stock, the shares of Series C Preferred Stock so issued shall bear the Restrictive Legend, or the Restrictive Legend shall not be removed, as the case may be, unless the holders of such shares shall request such legend be removed, and outside counsel for such holders reasonably determines that the transfer of such shares is no longer restricted by the Securities Act and outside counsel for the Company reasonably concurs in such determination.

            (c) Each holder of a share of Series C Preferred Stock agrees to indemnify the Company and the Registrar against any liability that may result from the transfer, exchange or assignment by such holder of such holder's share of Series C Preferred Stock in violation of any provision of this Certificate of Designation and/or applicable Federal or state securities law; provided, however, that such indemnity shall not apply to acts of willful misconduct or gross negligence on the part of the Company or the Registrar, as the case may be.

            (d) Payments due on the shares of Series C Preferred Stock shall be payable at the office or agency of the Company maintained for such purpose in The City of New York and at any other office or agency maintained by the Company for such purpose. If any such payment is in cash, it shall be payable by wire transfer (provided that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a United States dollar account maintained by the holder with, a bank located in New York City; provided that at the option of the Company payment of dividends in cash may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Series C Preferred Share Register.

      6. Dividend and Distribution Rights.

            (a) Whenever the Company shall either declare or pay any dividend on or make any distribution with respect to any Common Stock, the holders of the Series C Preferred Stock shall be entitled to receive such dividends or distributions on a ratable as-converted basis (calculated as if all shares of Series C Preferred Stock had been converted into Common Stock); provided, that
(i) in the case of dividends or distributions payable in shares of Common Stock of the Company, or options, warrants or rights to acquire shares of such Common Stock, or securities convertible into or exchangeable for shares of such Common Stock, the shares, options, warrants, rights or securities so payable shall be payable in (as applicable) shares of, or options, warrants or rights to acquire, or securities convertible into or exchangeable for, shares of Series C Preferred Stock (which on an as-converted basis would equate with the number of shares of Common Stock which would otherwise be payable or issuable, on a fully-diluted basis, solely with respect to such dividend or distribution to holders of the Series C Preferred Stock); provided, however, if any of such shares, options, warrants, rights or other securities constitute voting securities, then upon the request of a holder of Series C Preferred Stock, the Company shall make available to such holder of Series C Preferred Stock, non-voting securities of the Corporation which are otherwise identical to such voting securities and which are convertible into or exchangeable for such voting securities on substantially the same terms as the Series B-2 Preferred Stock is convertible to the Series B-1 Preferred Stock or the Series C Preferred Stock is convertible into Common Stock, as applicable.

      7. Voting Rights.

            (a) The holders of record of shares of Series C Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 7 or as otherwise provided by law.

            (b) The approval of the holders of at least a majority of the then Outstanding shares of Series C Preferred Stock and Series B-2 Preferred Stock (on an as-converted basis into Series C Preferred Stock) voting or consenting, as the case may be, as one class, will be required for the Company to:

                  (i) amend the Certificate of Incorporation, this Certificate of Designation or the By-Laws so as to (A) affect adversely the rights, preferences (including, without limitation, liquidation preferences, conversion rights and dividend rights), privileges or voting rights of holders of the shares of Series C Preferred Stock, or (B) increase or decrease the number of authorized shares of Series C Preferred Stock;

                  (ii) enter into, or permit any of its subsidiaries to enter into, any agreement that would impose material restrictions on the Company's ability to honor the exercise of any rights of the holders of the Series C Preferred Stock; or

                  (iii) issue any shares of Series C Preferred Stock other than upon the conversion of shares of the Series B-2 Preferred Stock or exercise of the A-2 Warrants and the B-2 Warrants (as defined in the Purchase Agreement).

      8. Ranking. In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the shares of Series C Preferred Stock then Outstanding shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of shares of Common Stock by reason of their ownership thereof, (i) an amount equal to the amount such holders would receive if such holders converted, in accordance with their terms, their shares of Series C Preferred Stock into Common Stock immediately prior to such liquidation, dissolution or winding up, plus (ii) $0.01 per share of Series C Preferred Stock.

      9. Conversion to Common.

            (a) Subject to and upon compliance with the provisions of this
Section 9(a), at the option of the Regulated Stockholder thereof, any share of Series C Preferred Stock may be converted at any time into one hundred (100) shares of Common Stock; provided, however, that Series C Preferred Stock held by a particular Regulated Stockholder may not be converted into Common Stock to the extent that immediately prior thereto, or as a result of such conversion, the number of shares of Common Stock held by such Regulated Stockholder would exceed the number of shares of Common Stock which such Regulated Stockholder reasonably determines it and its Affiliates may own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such Regulated Stockholder or its Affiliates. Each Regulated Stockholder may provide for further restrictions upon the conversion of any shares of Series C Preferred Stock by providing the Company with signed, written instructions specifying such additional restrictions and legending such shares as to the existence of such restrictions.

            A written request for conversion from any Regulated Stockholder to the Company stating such Regulated Stockholder's reasonable belief that a conversion is permissible under all applicable laws, rules and regulations shall be conclusive and shall obligate the Company to effect such conversion in a timely manner.

            (b) In order to exercise the conversion privilege, the holder of any share of Series C Preferred Stock to be converted shall surrender the certificate for such share, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose, accompanied by written notice to the Company at such office or agency that the holder elects to convert such share or, if fewer than all the shares of Series C Preferred Stock represented by a single share certificate are to be converted, the number of shares represented thereby to be converted.

            Shares of Series C Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such shares for conversion in accordance with the foregoing provisions, and at such time the rights of the holders of such shares as holders shall cease, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Shares issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 9(c).

            In the case of any conversion of fewer than all the shares of Series C Preferred Stock evidenced by a certificate, upon such conversion the Company shall execute and the Registrar shall countersign and deliver to the holder thereof, at the expense of the Company, a new certificate or certificates representing the number of unconverted shares of Series C Preferred Stock.

            (c) No fractional shares of Common Stock shall be issued upon the conversion of a share of Series C Preferred Stock. If more than one share of Series C Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock, which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered. Instead of any fractional shares of Common Stock, the Company shall pay a cash adjustment in respect to such fraction in an amount equal to the same fraction of the closing price (as defined in Section 12(d)(vi) of the Series B-2 Certificate of Designations) per Common Share at the close of business on the Business Day prior to the day of conversion.

            (d) The Company shall not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Series C Preferred Stock or any other class of Capital Stock of the Company or take any other action affecting the voting rights of such shares, if such action will increase the percentage of any class of outstanding voting securities owned or controlled by any Regulated Stockholder (other than any such stockholder which requested that the Company take such action, or which otherwise waives in writing its rights under this
Section 9(d)), unless the Company simultaneously with taking such action gives written notice that it is taking such action to each Regulated Stockholder.

            (e) In case of any consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any merger of another corporation into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock or Series C Preferred Stock of the Company), or in case of any recapitalization or reorganization, or in case of any sale, conveyance or transfer of all or substantially all the assets of the Company, the holder of each share of Series C Preferred Stock shall have the right thereafter, to convert such share of Series C Preferred Stock into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, recapitalization, reorganization, conveyance or transfer by a holder of the number of shares of Common Stock of the Company into which such share of Series C Preferred Stock might have been converted immediately prior to such consolidation, merger, recapitalization, reorganization, conveyance or transfer, assuming such holder of shares of Common Stock of the Company failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, recapitalization, reorganization, conveyance or transfer (provided that, if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer is not the same for each share of Common Stock and Series C Preferred Stock on an as-converted basis of the Company in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purpose of this Section 9 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, recapitalization, reorganization, conveyance or transfer by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such securities shall provide for adjustments which, for events subsequent to the effective date of the triggering event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 9. The above provisions of this Section 9 shall similarly apply to successive consolidations, mergers, recapitalizations, reorganizations, conveyances or transfers.

            (f) In case:

                  (i) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

                  (ii) the Company shall authorize the granting to all holders of its shares of Common Stock of rights or warrants to subscribe for or purchase any shares of Capital Stock of any class or of any other rights; or

                  (iii) of any reclassification of the Common Stock (other than a subdivision or combination of the Company's outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, conveyance or transfer of all or substantially all the assets of the Company; or

                  (iv) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall cause to be filed with the Registrar and at each office or agency maintained for the purpose of conversion of shares of Series C Preferred Stock, and shall cause to be mailed to all holders at their last addresses as they shall appear in the shares of Series C Preferred Stock Register, at least 20 Business Days (or 10 Business Days in any case specified in clause (i) or (ii) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give the notice required by this Section 9(f) or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, or the vote upon any such action.

            (g) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of shares of Series C Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Series B Preferred Stock and (without duplication) Series C Preferred Stock.

            (h) Miscellaneous.

                  (i) Stock Splits; Adjustments. If the Company shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) or reclassify the outstanding shares of the Common Stock, then the outstanding shares of Series C Preferred Stock shall be subdivided or combined, as the case may be, to the same extent, share and share alike, and effective provision shall be made for the protection of the conversion rights hereunder.

                  (ii) No Charge. The issuance of certificates for shares of any Common Stock (upon conversion of shares of Series C Preferred Stock or otherwise) shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and/or the issuance of shares of Series C Preferred Stock; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series C Preferred Stock converted.

                  (iii) Simultaneous Conversion of Series B-2 Preferred Stock, A-2 Warrants and B-2 Warrants to Common Stock. In connection with any conversion of Series B-2 Preferred Stock to Series C Preferred Stock in accordance with the Series B-2 Certificate of Designations, or the exercise of any A-2 Warrants or B-2 Warrants (as defined in the Purchase Agreement) in accordance with the terms thereof for Series C Preferred Stock, the holder of such Series B-2 Preferred Stock, A-2 Warrants or B-2 Warrants, as the case may be, may elect simultaneously upon issuance of any such shares of Series C Preferred Stock to convert any or all of such shares of Series C Preferred Stock to shares of Common Stock of the Company or otherwise, in any case in accordance with, and to the extent permitted by, this Certificate of Designations, as if such holder of Series B-2 Preferred Stock, A-2 Warrants or B-2 Warrants, as the case may be, were a holder of Series C Preferred Stock when making such election.

      10. Consolidation, Merger, Conveyance or Transfer. Without the vote or consent of the holders of a majority of the then Outstanding shares of Series C Preferred Stock, the Company may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of a The Special Payment shall be added to the Liquidation Preference as of the Change of Control Date whether the holders of the Series B Preferred Stock elect the Hold Option or the Remarketing Option or whether they elect to convert their shares in accordance with Section 12.ll or substantially all of its assets to, any Person unless (i) if the Company is the surviving or continuing Person, the Series C Preferred Stock shall remain outstanding without any amendment that would adversely affect the preferences, rights or powers of the Series C Preferred Stock, (ii) if the Company is not the surviving or continuing Person, (a) the entity formed by such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (in any such case, the "resulting entity") is a corporation organized and existing under the laws of Bermuda, the United States or any State thereof or the District of Columbia; and
(b) the shares of Series C Preferred Stock are converted into or exchanged for and become shares of such resulting entity, having in respect of such resulting entity the same (or more favorable) powers, preferences and relative, participating, optional or other special rights that the shares of Series C Preferred Stock had immediately prior to such transaction; and (iii) the Company shall have delivered to the Registrar an Officers' Certificate and an opinion of counsel, reasonably satisfactory in form and content, each stating that such consolidation, merger, conveyance or transfer complies with this Section 10 and that all conditions precedent herein provided for relating to such transaction have been complied with.

      11. Definitions. For purposes of this Certificate of Designation, the following terms shall have the meaning set forth below (capitalized terms used not defined herein shall have the meanings ascribed to them in the Series B-1 Certificate of Designations):

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Without limiting the foregoing, each of Chase Capital Partners, The Chase Manhattan Corporation, each of their respective affiliates (the "Chase Entities") and any other person, fund or entity for whom any of the Chase Entities acts as a fiduciary or provides discretionary management with respect to any investments or any such direct or indirect interests therein shall be deemed to be affiliates of each other.

            "Board of Directors" has the meaning set forth in the Recitals.

            "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to be closed.

            "By-laws" has the meaning set forth in the Recitals.

            "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of such person's Capital Stock, whether outstanding on the Closing Date or issued after the Closing Date, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such Capital Stock.

            "Certificate of Incorporation" has the meaning set forth in the Recitals.

            "Closing Date" means any Closing Date under the Purchase Agreement.

            "Common Stock" means the common stock of the Company, par value $0.01 per share.

            "Company" has the meaning set forth in the Recitals.

            "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President or any Executive or Senior Vice President and by its Chief Financial Officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary.

            "Conversion Agent" has the meaning set forth in Section 5(a).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "nonelecting share" has the meaning set forth in Section 9(b).

            "Officers' Certificate" means a certificate of the Company signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President or an

Executive or Senior Vice President and by its Chief Financial Officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary.

            "Outstanding" means when used with respect to shares of Series C Preferred Stock, as of the date of determination, all shares of Series C Preferred Stock theretofore authenticated and delivered under this Certificate of Designation, except (a) shares of Series C Preferred Stock theretofore converted into shares of Common Stock in accordance with Section 9 and shares of Series C Preferred Stock theretofore canceled by the Registrar or delivered to the Registrar for cancellation; and (b) shares of Series C Preferred Stock in exchange for or in lieu of which other shares of Series C Preferred Stock have been authenticated and delivered pursuant to this Certificate of Designation; provided, however, that, in determining whether the holders of the shares of Series C Preferred Stock have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, shares of Series C Preferred Stock owned by the Company or any Subsidiary of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only shares of Series C Preferred Stock which the Registrar has actual knowledge of being so owned shall be so disregarded. Shares of Series C Preferred Stock so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Registrar the pledgee's right so to act with respect to such shares of Series C Preferred Stock and that the pledgee is not the Company or any other obligor upon the shares of Series C Preferred Stock or any Affiliate of the Company or of such other obligor.

            "Paying Agent" has the meaning set forth in Section 5(a).

            "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

            "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such person's preferred or preference stock, whether now outstanding or issued after the date hereof, including all series and classes of such preferred or preference stock (other than the Series C Preferred Stock).

            "Purchase Agreement" means the Securities Purchase Agreement, dated as of February 1, 2000, among the Company and the Purchasers named therein, as it may be amended from time to time.

            "Registrar" has the meaning set forth in Section 3.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 9, 2000, among the Company and the Purchasers.

            "Regulated Stockholder" shall mean Chase Equity Associates, LLC or any other stockholder that (i) is subject to the provisions of Regulation Y or has an Affiliate subject to provisions of Regulation Y, (ii) holds shares of Common Stock or Preferred Stock of the

Company and (iii) has provided written notice to the Company of its status as a "Regulated Stockholder" hereunder.

            "Regulation Y" shall mean Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such Regulation).

            "Restrictive Legend" has the meaning set forth in Section 4.

            "Securities Act" has the meaning set forth in Section 4.

            "Series B-1 Certificate of Designations" means the Certificate of Designations, Preferences and Rights of the Company's 7.50% Cumulative Convertible Preferred Stock, Series B-1, due 2015.

            "Series B-2 Certificate of Designations" means the Certificate of Designations, Preferences and Rights of the Company's 7.50% Cumulative Convertible Preferred Stock, Series B-2, due 2015.

            "Series B-1 Preferred Stock" means the Company's 7.50% Cumulative Convertible Preferred Stock, Series B-1, due 2015, par value $0.01 per shares, to be issued pursuant to the Series B-1 Certificate of Designations.

            "Series B-2 Preferred Stock" means the Company's 7.50% Cumulative Convertible Preferred Stock, Series B-2, due 2015, par value $0.01 per share, to be issued pursuant to the Series B-2 Certificate of Designations.

            "Series C Preferred Stock" has the meaning set forth in Section 1.

            "Series C Certificate of Designations" means the Certificate of Designations, Preferences and Rights of the Company's Convertible Preferred Stock, Series C.

            IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be duly executed by the undersigned officer of the Company, this 9th day of March, 2000.

                                             VIATEL, INC.,


                                          By: /s/ JAMES P. PRENETTA
                                              ---------------------------------
                                          Name: James P. Prenetta
                                          Title: Senior Vice President and
                                                 General Counsel

                                    EXHIBIT A

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS."